                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Russell Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [RUSSELL LOGO]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              RUSSELL CORPORATION


To the Shareholders of Russell Corporation:

       Notice is hereby given that the Annual Meeting of the Shareholders of Russell Corporation will be held on Wednesday, April 19, 2000, at 11:00 a.m., Central Daylight Time, at the general offices of the Company in Alexander City, Alabama, for the following purposes:

       (1) To elect four directors to the Board of Directors for three year terms;

       (2)    To vote on the Russell Corporation 2000 Employee Stock Purchase
              Plan;

       (3) To vote on the amended and restated Russell Corporation 1993 Executive Long-Term Incentive Plan; and

       (4) To transact such other business as may properly come before the meeting.

       Holders of the Common Stock of the Company at the close of business on March 1, 2000, are entitled to notice of and to vote upon all matters at the Annual Meeting.

       You are cordially invited to attend the Annual Meeting so that we may have the opportunity to meet with you and discuss the affairs of the Company. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                                   FLOYD G. HOFFMAN
                                                  Senior Vice President,
                                              General Counsel and Secretary


Alexander City, Alabama
March 16, 2000

                              RUSSELL CORPORATION

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD APRIL 19, 2000


       This Proxy Statement is furnished by and the accompanying proxy is solicited on behalf of the Board of Directors of Russell Corporation, an Alabama corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held at the general offices of the Company in Alexander City, Alabama, on Wednesday, April 19, 2000, at 11:00 a.m., Central Daylight Time, and at any adjournment thereof (the "Annual Meeting"). The Proxy Statement and accompanying proxy will initially be mailed to shareholders on or about March 16, 2000.

       Shares represented by a properly executed proxy on the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company listed below, FOR the adoption of the Russell Corporation 2000 Employee Stock Purchase Plan, and FOR the proposed amendment and restatement of the Russell Corporation 1993 Executive Long-Term Incentive Plan. A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

                             ELECTION OF DIRECTORS

       Directors of the Company are divided into three classes, with approximately one-third of the directors being elected at each annual meeting for three-year terms. The terms of John F. Ward, Margaret M. Porter, Benjamin Russell and Eric N. Hoyle, will expire at the Annual Meeting, and each has been nominated for reelection at the Annual Meeting to serve until the Annual Meeting of Shareholders in 2003, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than four persons, and in the absence of contrary instructions, shares represented by the Board of Directors' proxies will be voted for the election of these nominees. Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for director as the Board of Directors then recommends. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or will decline to serve if elected.

NOMINEES FOR TERMS EXPIRING IN 2003:

[PHOTO]

JOHN F. WARD
Atlanta, Georgia

Director since 1998
Age 56

Mr. Ward was elected President and Chief Executive Officer of the Company effective April 1, 1998, and Chairman of the Board effective April 22, 1998. Prior to his elections to such positions, Mr. Ward was President of J. F. Ward Group, Inc., a consulting firm specializing in domestic and international apparel and textile industries from 1996 to 1998. Prior to that time, Mr. Ward was Chief Executive Officer of the Hanes Group and Senior Vice President of Sara Lee Corporation. Mr. Ward is a director of Lanier Worldwide, Inc.

Mr. Ward is chairman of the Executive Committee and a member of the Corporate Responsibility and Nominating Committees of the Board of Directors.

[PHOTO]

MARGARET M. PORTER
Birmingham, Alabama

Director since 1997
Age 49

Ms. Porter presently serves on the boards of the University of Alabama Health Services Foundation, Alabama Eye Institute, Inc. and The Children's Hospital of Alabama. Ms. Porter formerly served as Mayor of Mountain Brook, Alabama, and from 1992 to 1997, as founding Chairman of McWane Center in Birmingham, Alabama. McWane Center is a non-profit organization which promotes public understanding of service, technology and the environment and serves as a statewide resource for Alabama schools.

Ms. Porter is Chairman of the Corporate Responsibility Committee and a member of the Audit Committee of the Board of Directors.

[PHOTO]

BENJAMIN RUSSELL
Alexander City, Alabama

Director since 1963
Age 62

Mr. Russell is Chairman and Chief Executive Officer of Russell Lands, Incorporated, a land and timber company, and has held these positions for more than the past five years.

Mr. Russell is a member of the Finance Committee of the Board of Directors.


[PHOTO]

ERIC N. HOYLE
Atlanta, Georgia

Director since 1998
Age 52

Mr. Hoyle was elected Executive Vice President and Chief Financial Officer and a Director effective August 11, 1998. Mr. Hoyle was Chief Financial Officer of Ithaca Industries, Inc. from 1994 to 1998. During the time Mr. Hoyle served as its Chief Financial Officer, Ithaca Industries, Inc., filed a petition in bankruptcy under Chapter 11 of the Bankruptcy Code. Prior to that time, he served as Vice President, Finance and Administration and Chief Financial Officer of the Bali Company, a division of Sara Lee Corporation, and Sara Lee Intimates group from 1983 to 1994.

Mr. Hoyle is a member of the Executive and Finance Committees of the Board of Directors.


DIRECTORS WHOSE TERMS EXPIRE IN 2001:


[PHOTO]

TIM LEWIS
Birmingham, Alabama

Director since 1995
Age 44

Mr. Lewis is President of T.A. Lewis & Associates, Inc., a telecommunications consulting firm, and has held this position for more than five years.

Mr. Lewis is a member of the Audit and Corporate Responsibility Committees of the Board of Directors.


[PHOTO]

C.V. NALLEY III
Atlanta, Georgia

Director since 1989
Age 57

Mr. Nalley is Chief Executive Officer of The Nalley Companies, which are automobile and truck leasing companies, and has held this position for more than five years.

Mr. Nalley is Chairman of the Management Development and Compensation Committee and a member of the Nominating Committee of the Board of Directors.


[PHOTO]

JOHN R. THOMAS
Alexander City, Alabama

Director since 1966
Age 63

Mr. Thomas is Chairman, President and Chief Executive Officer of Aliant Financial Corporation, a bank holding company, and has held these positions for more than five years. He is a director of Alfa Corporation.

Mr. Thomas is a member of the Audit and Finance Committees of the Board of Directors.


[PHOTO]

JOHN A. WHITE
Fayetteville, Arkansas

Director since 1992
Age 60

Dr. White has been Chancellor of the University of Arkansas since July 1997. He served as Dean of Engineering of the Georgia Institute of Technology from 1991 to June 1997. He is a director of Motorola, Inc., Logility, Inc., Eastman Chemical Company and J.B. Hunt Transport Services, Inc.

Dr. White is Chairman of the Audit Committee of the Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE IN 2002:


[PHOTO]

HERSCHEL M. BLOOM
Atlanta, Georgia

Director since 1986
Age 56

Mr. Bloom has been a partner in the law firm of King & Spalding for more than five years. He is a director of Post Properties, Inc.

Mr. Bloom is Chairman of the Nominating Committee and a member of the Management Development and Compensation Committee of the Board of Directors.


[PHOTO]

RONALD G. BRUNO
Birmingham, Alabama

Director since 1992
Age 48

Mr. Bruno has been President of Bruno Capital Management Corporation, an investment company, since September 1995. From December 1991 to August 1995 he was Chairman and Chief Executive Officer of Bruno's, Inc., a retail food store chain. He is a director of Bruno's, Inc., and SouthTrust Bank, N.A.

Mr. Bruno is Chairman of the Finance Committee and a member of the Management Development and Compensation Committee of the Board of Directors.

SECURITY OWNERSHIP OF EXECUTIVE OFFICER AND DIRECTORS

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each director, the Company's five most highly compensated executive officers and the directors and executive officers of the Company as a group, all as of March 1, 2000:

                                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                             --------------------------------------------------------------------------------
                                             SOLE VOTING   OPTIONS
                                             AND           EXERCISABLE     OTHER               TOTAL                  PERCENT
                                             INVESTMENT    WITHIN          BENEFICIAL          BENEFICIAL             OF
INDIVIDUAL OR GROUP                          POWER         60 DAYS         OWNERSHIP           OWNERSHIP              CLASS
-----------------------                      ----------    -----------     ---------           ---------              -------
John F. Ward                                    65,231      427,906          615,960 (1)(2)    1,109,091                3.36
Eric N. Hoyle                                   13,000       10,000          600,960 (2)         623,960                1.92
Tim Lewis                                          776          471                0               1,247                  (*)
Herschel M. Bloom                                7,827          471                0               8,298                  (*)
C.V. Nalley III                                 12,185          471                0              12,656                  (*)
Ronald G. Bruno                                 14,141          471                0              14,612                  (*)
John A. White                                    3,296          471                0               3,767                  (*)
John R. Thomas                                 109,349          471          490,121 (3)         599,941                1.84
Benjamin Russell                               991,423          471        4,905,320 (4)       5,897,214               18.11
Margaret M. Porter                               2,195          471                0               2,666                  (*)
JTTaunton, Jr.                                  11,097       41,200                0              52,297                  (*)
Jonathan R. Letzler                             45,000       37,500                0              82,500                  (*)
Thomas R. Johnson, Jr.                           4,050       39,200                0              43,250                  (*)
All Executive Officers and
  Directors as a group (23 persons)          1,802,584      699,893        6,011,401           8,513,878               25.60

(*)Represents less than one percent (1%).

(1)    Includes 15,000 shares owned by Mr. Ward's spouse.

(2) Includes 600,960 shares held by the Company's pension plan, of which Messrs. Ward and Hoyle are two of the trustees and with respect to which they share voting rights. Messrs. Ward and Hoyle disclaim beneficial ownership with respect to such shares.

(3) Includes (i) 32,372 shares held by a trust of which Mr. Thomas is one of three trustees, (ii) 454,249 shares owned indirectly by Mr. Thomas as a general and limited partner in two limited partnerships and (iii) 3,500 shares owned by Mr. Thomas' spouse.

(4) Includes (i) 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mr. Russell is one of nine directors, (ii) 3,945,024 shares held by a trust created under the will of Benjamin C. Russell, of which Mr. Russell is one of four trustees, (iii) 225,000 shares held by the Adelia Russell Charitable Foundation, of which Mr. Russell is one of three trustees, and (iv) 4,000 shares held by a profit sharing plan of which Mr. Russell is one of two trustees.

PRINCIPAL SHAREHOLDERS

       The following table sets forth each person who, to the Company's knowledge, had sole or shared voting or investment power over more than five percent of the outstanding shares of Common Stock of the Company as of March 1, 2000:


       NAME AND ADDRESS                        AMOUNT AND NATURE OF                  PERCENT
      OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP                  OF CLASS
------------------------------------           --------------------                  --------
Benjamin Russell                               5,897,214 shares (1)                    18.11
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Roberta A. Baumgardner                         5,868,774 shares (2)                    18.02
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Edith L. Russell                               4,686,320 shares (3)                    14.39
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Nancy R. Gwaltney                              4,677,642 shares (4)                    14.37
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Merrill Lynch Asset Management Group           2,662,702 shares (5)                     8.18
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Helen Alison                                   1,909,380 shares (6)                     5.86
755 Lee Street
P.O. Box 272
Alexander City, Alabama  35011-0272

Barclays Global Investors, N.A.                1,794,353 shares (7)                     5.51
45 Fremont Street
San Francisco, CA  94105


(1) Includes 991,423 shares as to which Mr. Russell has sole voting and investment power, presently exercisable options to acquire 471 shares and 4,905,320 shares as to which he has shared voting and investment power. See Note (4) on page 3.

(2) Includes 1,192,454 shares as to which Mrs. Baumgardner has sole voting and investment power and 4,676,320 shares as to which she has shared voting and investment power, consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Baumgardner is one of nine directors; and 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Baumgardner is one of four trustees.

(3) Includes 10,000 shares as to which Mrs. Russell has sole voting and investment power, and 4,676,320 shares as to which she has shared voting and investment power, consisting of 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Russell is one of nine directors, and 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Russell is one of four trustees.

(4) Includes 731,296 shares held by the Benjamin and Roberta Russell Foundation, Incorporated, a charitable corporation of which Mrs. Gwaltney is one of nine directors; 3,945,024 shares held by a trust created under the will of Benjamin C. Russell of which Mrs. Gwaltney is one of four trustees; and 1,322 shares as to which Mrs. Gwaltney has sole voting and investment power.

(5) From Schedule 13G filed with the Company on February 10, 2000, which states that Merrill Lynch Asset Management Group has sole voting power with respect to no shares, sole dispositive power with respect to no shares and shared voting and dispositive power with respect to 2,622,702 shares.

(6) From Schedule 13G filed with the Company on March 1, 2000 on behalf of Helen Alison and National Bank of Commerce in Birmingham, Alabama. Includes 1,909,380 shares held by trusts created under the will of J.
       C. Alison, of which Mrs. Alison is one of two co-trustees and with respect to which Mrs. Alison has shared voting and investment power.

(7) From Schedule 13G filed with the Company on February 10, 2000, which states that Barclays Global Investors, N.A. and four other affiliated companies have sole voting power with respect to 1,641,187 shares, sole dispositive power with respect to 1,794,353 shares and shared voting and dispositive power with respect to no shares.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

       The Board of Directors has standing executive, management development and compensation, audit, finance, nominating and corporate responsibility committees. The members of each committee are indicated on pages 1 through 3 of this Proxy Statement.

       The Executive Committee is authorized to act in place of the Board of Directors between meetings of the Board. The Executive Committee held ten meetings during 1999.

       The Management Development and Compensation Committee supervises the Company's general compensation strategies, including incentive compensation, stock options and benefit programs. The Management Development and Compensation Committee held three meetings during 1999.

       The Audit Committee recommends to the Board of Directors the appointment of the Company's independent accountants and reviews the audit plan, financial statements and audit results. The Audit Committee held two meetings during 1999.

       The Finance Committee reviews the Company's capital structure and financing activities. The Finance Committee held one meeting during 1999.

       The Nominating Committee recommends candidates for election to the Company's Board of Directors. The Nominating Committee held no meetings during 1999.

       The Corporate Responsibility Committee provides oversight and guidance concerning the Company's obligations to its employees and the communities in which it operates. The Corporate Responsibility Committee held one meeting in 1999.

       During the year ended January 1, 2000, the Board of Directors held five regular meetings. Each member of the Board attended at least 75% of the meetings of the Board and the committees of which they are members.

COMPENSATION OF DIRECTORS

       Each non-employee director receives a quarterly retainer of $3,750 and a fee of $1,000 for each Board meeting attended. Members of committees of the Board who are not employees of the Company receive $650 per quarter per committee (except chairmen, who receive $1,300 per quarter). In addition, under the Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan, each non-employee director receives annually (i) shares of Common Stock having a value of $5,000, based upon the market value of the Common Stock on the date of grant, and (ii) an option to purchase shares of Common Stock, exercisable for ten years at a price equal to the market value of the Common Stock on the date of grant, having, based upon the number of shares subject thereto, an economic value of $5,000. In addition, the plan allows a non-employee Director to defer the payment of fees to such director at a fixed rate of interest and to defer the receipt of Common Stock granted pursuant to the plan. Two hundred thousand (200,000) shares of Common Stock are presently authorized to be issued under the plan and 188,134 shares remain available for issuance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based solely upon review of Forms 3, 4 and 5 and amendments thereto related to the Company's most recent fiscal year, and written representations from certain reporting persons that no Form 5 was required, the Company believes that Thomas R. Johnson, Jr. had one late Form 4 filing for 1999 relating to one transaction.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

       The Company entered into a fuel supply contract with Russell Lands, Incorporated ("Lands") on May 21, 1975, under which Lands provides sawdust, bark, shavings, chips, and other wood materials for use in the Company's wood chip boilers. The initial term of the contract was four years, and may be renewed by agreement of the parties from year-to-year thereafter. In addition, the contract may be cancelled by either party during any renewal period upon 30 days notice following the occurrence of certain specified conditions. Benjamin Russell is Chairman, Chief Executive Officer and a director of Lands, and owns beneficially approximately 70% of the equity interest in such company. Management believes this contract is in the best interest of the Company's shareholders. During the fiscal year ended January 1, 2000, the Company paid Lands approximately $975,000 for wood materials to operate these boilers.

       The Company purchased miscellaneous building materials and supplies from Russell Do-It Center, a building supply retailer. The Company also purchased concrete for various construction and repair projects from Area Concrete, Inc. Russell Do-It Center is a division of and Area Concrete, Inc. is a wholly owned subsidiary of Lands. Management believes these purchases to be in the best interest of the Company's shareholders. During the fiscal year ended January 1, 2000, the Company paid Russell Do-It Center and Area Concrete, Inc. approximately $94,000 and $16,000, respectively, for the purchases described above.

       The Company engaged EOD Strategies, Inc. ("EOD") to provide various consulting services relating to enhancements to its minority vendors programs. Tim Lewis owns 100% of the equity interest in EOD. Management believes the engagement of EOD is in the best interest of the Company's shareholders. During the fiscal year ended January 1, 2000, the Company paid EOD approximately $145,000 for consulting services.

               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

THE COMMITTEE

       The Management Development and Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation policy and administering the compensation programs for the Company's executive officers and other key employees. The Committee is comprised solely of directors who are not current or former employees of the Company.

COMPENSATION PHILOSOPHY

       The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company's strategic and financial objectives and thereby increase shareholder value. The main elements of the program are:

       -   annual compensation (base salary and annual bonus) and

       -   long-term incentives (stock options).

       The Company's philosophy is to provide total compensation at a level that is consistent with its size and performance relative to other leading branded consumer apparel companies. These companies include many of those in the Value Line Apparel Index used in the performance graph on page 9. The Committee periodically reviews the reasonableness of total compensation levels using public information from comparable company proxy statements and annual reports as well as survey information from third-party industry surveys.

       In carrying out its duties, the Committee intends to make all reasonable efforts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code by establishing "performance-based" compensation programs, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its shareholders.

ANNUAL COMPENSATION

       Base Salary. The Committee annually reviews and approves base salaries for the Company's executive officers, considering the responsibilities of their positions, their individual performance and their competitive position relative to comparable companies and industry surveys. Salary ranges are targeted at the median of the competitive market place. Salary increases, including increases due to promotions, for the most recent fiscal year are based upon these criteria.

       Annual Incentive Bonus. Executive officers are eligible to receive annual cash incentive awards under provisions of the Russell Corporation 1993 Executive Long-Term Incentive Plan. Under this plan, the Committee established Earnings Growth and Return on Investment goals for the Company and each operating unit. The maximum incentive opportunity is established and communicated to each participant, along with the performance scale under which incentive awards are earned. Threshold performance levels are also established for each goal, below which no incentive is paid. Individual standards of performance that are agreed upon at the beginning of each year provide each participant the opportunity to earn incentive awards based upon the accomplishment of strategic and tactical objectives. Award opportunities for the Chief Executive Officer and Chief Financial Officer are tied solely to the accomplishment of financial goals approved in advance by the Committee.

LONG-TERM COMPENSATION

       The Committee believes stock options to be one of the most effective ways of linking executives with the interests of the shareholders since no gain is realized by the executive unless the stock price increases. For the foreseeable future, stock options will be the only form of long-term compensation at the Company.

       Stock option grant guidelines have been established to meet the median competitive practice of the marketplace. The Company grants stock options annually during the first quarter, although special grants may be made throughout the year in unique circumstances such as recruiting situations. Options are granted with an exercise price equal to the market value on the date of grant. Options granted become exercisable pro-rata on the first four anniversaries of the grant to reinforce retention and further align executives' compensation with shareholder returns. Options expire ten years from the date of grant.

STOCK OWNERSHIP GUIDELINES

       The Committee believes that stock ownership by the management team is essential to a strong linkage between management and the shareholders. Thus the Committee has approved Stock Ownership Guidelines that outline the minimum stock ownership expectations for the officer group. The guidelines range from shares valued at five times salary midpoint for the Chief Executive Officer to one times salary midpoint for Vice Presidents. Each officer is expected to be in compliance with the guidelines within five years of becoming covered by the guideline.

CHIEF EXECUTIVE OFFICER

       Effective April 1, 1998, the Board of Directors elected John F. Ward President and Chief Executive Officer, and on April 22, 1998, Mr. Ward was elected Chairman. His compensation principally consists of base salary, annual bonus and stock option awards. During 1999, the Committee made the following decisions regarding Mr. Ward's compensation:

       -   Annual Compensation

              Base Salary. The Committee increased Mr. Ward's annual salary to $675,000 ($25,000 or 3.9%), based upon an assessment of competitive compensation practices and in recognition of his leadership in significantly restructuring both the Company's operations as well as the management team.

              Annual Incentive. The Committee awarded Mr. Ward an annual incentive payment for 1999 equal to $474,279, or 70.7% of salary earned in 1999. This incentive award was directly related to the Company's performance relative to the goals for EPS Growth (weighted 60%) and Return on Investment (weighted (40%) that it approved at the beginning of 1999. The Company reported EPS of $1.62, which was a 37% increase over 1998 (before non-recurring items) and which resulted in an award slightly above target for that component. The Company's ROI of 11.6% was slightly below the target established by the Committee and resulted in an incentive slightly below target for that component.

       -   Long-term compensation

              Stock Options. In February, 1999, the Committee approved a stock option grant of 250,000 shares to Mr. Ward. 125,000 of these options have an exercise price of $19.3438, which was 100%of the fair market value on the grant date. The additional 125,000 options have an exercise price of $27.1563, which was 40%higher than that market price on the grant date. The terms and conditions that apply to Mr. Ward's stock option grants are described in the notes to the Stock Option Grant Table on page 11.

       -   Other benefits.

              Mr. Ward participates in the same benefit programs as all other executives of the Company. In addition, the Company has an employment agreement with Mr. Ward which provides certain other benefits and payments in connection with Mr. Ward's continued service. These are described in the Summary Compensation Table and the notes thereto on page 10. Additional provisions of Mr. Ward's agreements are described on pages 13 and 14.

CONCLUSION

The Committee believes that the executive compensation programs directly link the pay opportunities of the Company's executives to the financial and shareholder returns of the Company. These programs reinforce the linkage between pay and performance, and between executive compensation and shareholder return, and allow the Company to attract and retain the caliber of executives required in the highly competitive global environment in which executives of the Company must perform.

                          MANAGEMENT DEVELOPMENT AND
                          COMPENSATION COMMITTEE

                          C.V. NALLEY III
                          HERSCHEL M. BLOOM
                          RONALD G. BRUNO

       COMPARATIVE FIVE-YEAR CUMULATIVE TOTAL RETURNS THROUGH 12/31/99


                                   [GRAPH]


            VALUE OF $100 INVESTED ON 12/31/94 AT FISCAL YEAR-END:

                               1994        1995       1996        1997        1998           1999
---------------------------------------------------------------------------------------------------
Russell Corporation          $100.00    $  89.97    $  98.11    $  89.19    $  69.68       $  59.22
S&P 500                       100.00      137.50      169.47      226.03      290.22         394.08
Value Line Apparel Index      100.00      109.68      150.21      175.23      216.78         235.49
---------------------------------------------------------------------------------------------------


NOTES
1) Assumes that the value of the investment in the Company's Common Stock and in each index was $100 on the last trading day preceding the first day of the fifth preceding fiscal year and that all dividends were reinvested.

2) The Value Line Apparel Index presently includes: Fruit of the Loom, Inc.; Hartmarx Corporation; Jones Apparel Group; Kellwood Company; Liz Claiborne, Inc.; Nautica Enterprises, Inc.; Oshkosh B'Gosh, Inc.; Oxford Industries, Inc.; Phillips-Van Heusen Corporation; Polo-Ralph Lauren; Tommy Hilfiger Corp.; VF Corporation; Warnaco Group, Inc.; and the Company.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following information is furnished for the fiscal years ended January 1, 2000, January 2, 1999 and January 3, 1998 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during 1999 whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                                              ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                      ----------------------------------  -----------------------------------
                                                                                   AWARDS             PAYOUTS
                                                                          ------------------------    -------
  NAME AND                                                     OTHER      RESTRICTED                                   ALL
  PRINCIPAL                 FISCAL                             ANNUAL       STOCK         OPTIONS/      LTIP          OTHER
  POSITION                   YEAR     SALARY     BONUS(1)   COMPENSATION    AWARDS         SAR'S       PAYOUTS     COMPENSATION
  ---------------------     ------   --------    --------   ------------  ----------    -----------    -------     ------------
John F. Ward                 1999    $670,833    $474,279    $30,668(2)                     250,00                 $3,496,031(6)
  Chairman,                  1998     490,000     350,000     44,375(3)  $325,913(4)       407,066(5)
  President                  1997
  and C.E.O

JT Taunton, Jr.              1999     306,900     216,750                                   12,000
  Sr. V.P., President &      1998     300,000      38,500                                    8,000
  C.E.O. Fabrics             1997     290,000           0                                    6,100
  and Services

Jonathan R. Letzler          1999     265,000     200,764     14,169(2)                     25,000
  Executive V.P. &           1998      17,809      65,000      3,515(3) 1,079,690(7)
  C.E.O. JERZEES             1997

Eric N. Hoyle                1999     305,833     154,293     15,961(2)                     40,000
  Executive V.P. &           1998     116,935      52,621     13,710(3)                     25,000
  C.F.O                      1997

Thomas R. Johnson, Jr.       1999     245,520     124,224                                   12,000
  Sr. V.P., President &      1998     240,000           0                                    5,200
  C.E.O. Russell Yarn        1997     235,000           0                                    4,900


(1) Bonus payments are reported for the year in which related services were performed.

(2) Pursuant to Mr. Ward's employment agreement, includes personal use of Company aircraft, club dues and Company provided automobile. For Messrs. Letzler and Hoyle, includes personal use of Company aircraft.

(3) Pursuant to Mr. Ward's employment agreement, includes personal use of Company aircraft, personal office closure expenses, temporary housing, club dues and Company provided automobile. For Messrs. Letzler and Hoyle, includes personal use of Company aircraft, Company provided automobiles and temporary housing.

(4) Pursuant to Mr. Ward's employment agreement, one-third of this amount vested on April 1, 1998, with the remainder vesting ratably over the next two succeeding years. As of January 1, 2000, Mr. Ward's restricted shares consisted of 4,043 shares, or one-third of the original grant of 12,127 shares, with a value of $67,709.

(5) Pursuant to Mr. Ward's employment agreement, 125,000 options vest ratably in each of the three years following April 1, 1998, the date of the grant. The exercise price of these options is $27.1563, the fair market value on the date of grant, and the options are exercisable until April 1, 2008. Pursuant to the Executive Deferred Compensation and Buyout Plan, 282,066 vested options were issued to Mr. Ward at an exercise price of $27.1563, the fair market value on the date of grant, and are exercisable until October 1, 2002.

(6) Amounts either paid to Mr. Ward or deposited into a deferred compensation trust for his benefit to replace benefits and opportunities Mr. Ward forfeited pursuant to agreements with his former employer as a result of accepting employment with the Company.

(7) Pursuant to Mr. Letzler's employment agreement, one-third of this amount vested on December 15, 1999, with the remainder vesting ratably over the next two succeeding years. As of January 1, 2000, Mr. Letzler's restricted shares consisted of 33,333 shares, or two-thirds of the original grant of 50,000 shares, with a value of $555,328.

OPTION/SAR GRANTS IN FISCAL 1999

         The following table sets forth grants of incentive stock options to the Named Executives Officers for the year ended January 1, 2000. No SAR grants were made during such fiscal year.

                                                 INDIVIDUAL GRANTS (1)
                                 -----------------------------------------------------       POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                  NUMBER OF                                                  ANNUAL RATES OF STOCK
                                 SECURITIES      %OF TOTAL                                    PRICE APPRECIATION
                                 UNDERLYING     OPTIONS/SARS                                    FOR OPTION TERM
                                 OPTIONS/SARS     GRANTED       EXERCISE                   -------------------------
                                   GRANTED      TO EMPLOYEES     PRICE       EXPIRATION
  NAME                             IN 1999        IN 1999      PER SHARE        DATE           5%            10%
---------------------            ------------   ------------   ---------     ----------    ----------     ----------
John F. Ward                      125,000(2)       13.12       $19.3438        2/24/09     $1,520,125     $3,853,100
                                  125,000(2)       13.12        27.1563        2/24/09      2,134,813      5,409,963
JT Taunton, Jr.                    12,000           1.26        19.3438        2/24/09        145,982        369,948
Jonathan R. Letzler                25,000           2.62        19.3438        2/24/09        304,130        770,725
Eric N. Hoyle                      40,000           4.20        19.3438        2/24/09        486,608      1,233,160
Thomas R. Johnson, Jr.             12,000           1.26        19.3438        2/24/09        145,982        369,948

(1) The stock options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options become exercisable ratably over four years beginning on the first anniversary of the grant. No other instruments were granted in tandem with the options, nor do they carry tax reimbursement features.

(2) See "MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION - Chief Executive Officer."

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999 AND YEAR-END VALUE TABLE

       The following table sets forth information concerning the exercise of stock options for the Named Executive Officers for the fiscal year ended January 1, 2000:

                                                                        NUMBER OF                 VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                                     SHARES                         AT JANUARY 1, 2000             AT JANUARY 1, 2000(2)
                                    ACQUIRED         VALUE     ---------------------------    ----------------------------
NAME                               ON EXERCISE    REALIZED(1)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------              -----------    -----------  -----------   -------------    -----------    -------------

John F. Ward                            0         $    0        427,900        229,165        $     0        $     0
JT Taunton, Jr.                         0              0         41,200          9,000              0              0
Jonathan R. Letzler                     0              0         37,500        112,500              0              0
Eric N. Hoyle                           0              0         10,000         55,000              0              0
Thomas R. Johnson, Jr.                  0              0         39,200          9,000              0              0

(1) This amount represents the aggregate of the market value of the Company's Common Stock at the time each option was exercised less the exercise price for such option.

(2) This amount represents the aggregate of the number of options multiplied by the difference between the closing price of the Company's Common Stock on the last trading day prior to January 1, 2000, and the exercise price for such option.

LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1999

       The Russell Corporation 1993 Executive Long-Term Incentive Plan (the "1993 Plan") provides for the award of long-term incentives to officers of the Company. The Company has not granted long-term incentive awards subsequent to January 28, 1998 and has no present plans to grant such awards in the future.

PENSION PLAN

         The officers of the Company participate in the Russell Corporation Revised Pension Plan (the "Pension Plan"), a defined benefit plan covering all employees of the Company. The amount of contributions made by the Company to the Pension Plan is not reflected in the cash compensation table above, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Pension Plan.

         Benefits under the Pension Plan are based upon years of credited service at retirement and upon "Final Average Earnings," which is the average base compensation for the highest 60 consecutive months out of the final 120 months of employment. This compensation consists only of salary and excludes any bonus and any form of contribution to other benefit plans or any other form of compensation. Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continue for the life of the employee (and his spouse, if any) or in accordance with other elections permitted by the Pension Plan.

         On January 26, 1994, the Board of Directors adopted a supplemental retirement plan covering any participant's compensation in excess of the limitation amount specified in Section 401 et seq., of the Internal Revenue Code. This plan is a non-qualified plan, thereby rendering any benefits subject to claims of general creditors and not deductible until paid.

         The following table presents estimated annual benefits payable from the Pension Plan and the supplemental retirement plan mentioned above upon normal or delayed retirement to participants in specified remuneration and years-of-credited service classifications. The amounts shown assume the current maximum social security benefit and that the participant has elected for benefits to be payable for a single life only.

                               PENSION PLAN TABLE

                                                YEARS OF CREDITED SERVICE
             5 YEAR AVERAGE    ----------------------------------------------------------
              REMUNERATION         15       20         25       30        35        40
             --------------    --------- --------- --------  --------  --------  --------
             $ 200,000         $ 31,862  $ 42,483  $ 53,104  $ 63,725  $ 74,346  $ 79,846
               250,000           40,112    53,483    66,854    80,225    93,596   100,471
               300,000           48,362    64,483    80,604    96,725   112,846   121,096
               350,000           56,612    75,483    94,354   113,225   132,096   141,721
               400,000           64,862    86,483   108,104   129,725   151,346   162,346
               450,000           73,112    97,483   121,854   146,225   170,596   182,971
               500,000           81,362   108,483   135,604   162,725   189,846   203,596
               600,000           97,862   130,483   163,104   195,725   228,346   244,846
               700,000          114,362   152,483   190,604   228,725   266,846   286,096
               800,000          130,862   174,483   218,104   261,725   305,346   327,346
               900,000          147,362   196,483   245,604   294,725   343,846   368,598

         Years of service at January 1, 2000 credited under the Pension Plan for individuals shown in the Summary Compensation Table on page 10 are as follows: Mr. Ward, 1 year; Mr. Taunton, 24 years; Mr. Letzler, 1 year; Mr. Hoyle, 1 year; and Mr. Johnson, 10 years.

STOCK OPTION PLANS

         The Company has previously adopted the 1987 Stock Option Plan pursuant to which the Company granted to key employees of the Company either incentive stock options or nonqualified stock options. The terms of the options did not exceed ten years from the dates of grant, and the option prices equaled fair market value of the shares covered at the times of grant. There presently remain outstanding under the 1987 Stock Option Plan options to acquire 272,050 shares of Common Stock. No further options can be granted under such plan; however, if Proposal 3 to amend and restate the 1993 Plan is approved, any shares of Common Stock subject to outstanding options under the 1987 Stock Option Plan which are not issued pursuant to such options will be added to the shares of Common Stock available for issuance under the amended and restated 1993 Plan.

         The Company also has adopted the 1993 Plan which is described in Proposal 3 above, and which will be modified in the manner described under Proposal 3 if such proposal to amend and restate the 1993 Plan is approved.

         On January 18, 2000, the Board of Directors adopted the Russell Corporation 2000 Stock Option Plan (the "2000 Option Plan"). The 2000 Option Plan is an incentive compensation plan that gives the Committee broad discretion to grant awards, and fashion the terms of such awards, to any employee, including officers, of the Company or any majority-owned subsidiary of the Company, and any person performing services for the Company or any majority-owned subsidiary in the capacity of a consultant, in order to provide such employees and consultants with stock based incentives as the Committee deems appropriate. The 2000 Option Plan permits the issuance of awards in a variety of forms, including: (a) incentive stock options; (b) non-qualified stock options; (c) reload stock options; (d) restricted shares; (e) bonus shares; (f) deferred shares; (g) freestanding stock appreciation rights; (h) tandem stock appreciation rights; (i) performance units; and (j) performance shares. 1,500,000 shares of the Company's Common Stock are reserved for issuance under the 2000 Option Plan, subject to adjustment by the Committee in the event of a stock dividend, stock split, recapitalization or other similar event. Because only treasury shares may be issued under the 2000 Option Plan, shareholder approval of the 2000 Option Plan is not required.

         The number of options to purchase shares of Common Stock granted under the 1993 Plan by the Board of Directors to the Named Executive Officers during the 1999 fiscal year is shown in the Summary Compensation Table. During the 1999 fiscal year, the Board of Directors granted options under the 1993 Plan to purchase 1,072,000 shares to the executive officers as a group (15 persons). No options were granted under the 1993 to current directors or nominees who were not executive officers or to employees who were not executive officers.

         None of the executive officers, current directors, or nominees for director have received grants of options under the 2000 Option Plan.

EMPLOYMENT AGREEMENTS

         As noted above, John F. Ward was employed as the President and Chief Executive Officer of the Company, effective April 1, 1998. The Company entered into an agreement with Mr. Ward providing for the employment of Mr. Ward until March 31, 2001, at an annual base salary of $650,000, subject to increase(s) in the discretion of the Board of Directors and a bonus of $350,000 for 1998. After 1998, Mr. Ward is entitled to receive annual bonuses under the Company's regular compensation plans, with bonus potential of not less than 100% of base salary, subject to any increase determined appropriate by the Board of Directors. The employment agreement provides that the Company will offer health care and certain other supplemental benefits to Mr. Ward. As noted in the Summary Compensation Table, Mr. Ward was also entitled to receive certain payments for reimbursement of expenses in connection with his relocation and employment with the Company. The agreement also provides that any termination of employment of Mr. Ward after April 1, 2001 shall be treated as retirement for purpose of the Company's various plans and benefits. Pursuant to such agreement, Mr. Ward was also granted options in 1998 to purchase 125,000 shares of the Company's Common Stock at the market price on the date of grant of $27.1563 and is to be granted options to purchase a minimum of 75,000 shares each year thereafter at the market price at the time of grant.

         Also as noted above, to compensate Mr. Ward for the forfeiture of certain benefits from his former employer, the Company agreed to make a cash payment to him of approximately $1,028,000, to put into a trust for his benefit approximately $2,467,000, to issue him 12,127 shares of Common Stock of the Company, and to grant him options to purchase 282,066 shares of the Company's Common Stock at $27.1563, the market price on March 31, 1998. The amounts placed in trust will be paid to Mr. Ward after April 1, 2001 unless his employment is terminated by the Company for cause or is terminated by Mr. Ward for any reason other than death, total disability or certain other reasons set forth in the agreements. In the event of such termination prior to April 1, 2001, Mr. Ward will be entitled to receive a prorated amount from the trust based upon the ratio that the time he has been employed by the Company bears to three years. Similarly, the options granted to him will be forfeited on the same basis as the amounts in trust based upon time employed with the Company.

         Effective December 7, 1998, Jonathan H. Letzler was employed as the President and Chief Executive Officer of the Company's JERZEES Division pursuant to an agreement providing for his employment in such position until December 7, 2002, at an annual base salary of $265,000 (subject to annual increases in the discretion of the Chief Executive Officer of the Company and with the concurrence of the Board of Directors). Mr. Letzler received a signing bonus of $65,000 and is entitled to receive annual bonuses with a bonus potential of at least 100% of his base salary, provided that his bonuses for each of the 1998 and 1999 calendar years was to be at least 50%of his base salary. Under the agreement, Mr. Letzler may participate in any benefit plan offered by the Company to its executives generally. The agreement provides that in the event of any termination of employment of Mr. Letzler, all vesting periods under the Company's benefit plans shall be waived and Mr. Letzler will be deemed to have reached the minimum age for retirement under all such plans. Mr. Letzler was also entitled to receive certain payments for reimbursement of expenses in connection with his relocation and employment with the Company. Pursuant to the agreement, Mr. Letzler was granted an option on December 7, 1998 to purchase 125,000 shares of Common Stock at the market price of $21.5938 per share, and an option on February 24, 1999 to purchase 25,000 shares of Common Stock at the market price of $19.3438 per share. Each option vests in equal annual installments over a four-year period from the date of grant. Mr. Letzler was also granted 50,000 restricted shares of Common Stock on December 7, 1998, with the restrictions lapsing as to one-third of such shares at the end of each year of his employment with the Company.

          PROPOSAL TO APPROVE THE ADOPTION OF THE RUSSELL CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL 2)

         On January 18, 2000, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Russell Corporation 2000 Employee Stock Purchase Plan (the "ESP Plan"). The plan became effective March 1, 2000, but if it is not approved by shareholders at the Annual Meeting, it will terminate, all contributions will cease, and any cash balances credited to participants' accounts will be distributed to them. A summary of the ESP Plan is set forth below. The summary is qualified in its entirety by reference to the complete text of the ESP Plan which is attached to this Proxy Statement as Appendix A.

GENERAL

         The ESP Plan's purpose is to enhance the proprietary interest of the employees of the Company and its subsidiaries. The plan will be administered by the Management Development and Compensation Committee of the Board of Directors (the "Committee"). The Committee has authority to interpret and construe the provisions of the plan, to adopt rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration, including selecting an administrator to operate, perform day-to-day administration, and maintain records of the plan.

SHARES SUBJECT TO THE ESP PLAN

         A maximum of 800,000 shares of Common Stock are available for purchase under the ESP Plan, subject to appropriate adjustment for stock dividends, stock splits or combinations of shares, recapitalization or other changes in the Company's capitalization.

ELIGIBILITY; GRANT AND EXERCISE OF OPTIONS

         All employees of the Company or its participating subsidiaries who are regularly scheduled to work at least 20 hours each week and at least five months each calendar year may participate in the ESP Plan. As of March 2, 2000, approximately 10,043 persons were eligible to participate in the ESP Plan.

         On the first day of each three-month offering period each eligible employee is granted an option to purchase on the last day of the offering period (the "Purchase Date") at the price described below (the "Purchase Price") the number of full shares of Common Stock that the cash credited to the participant's account on the Purchase Date will purchase at the Purchase Price. An employee may not be granted an option if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. A participant cannot receive options that, in combination with options under other plans qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), would result in the employee purchasing more than $25,000 in aggregate fair market value of shares during any calendar year. An employee may not purchase more than 1,000 shares during any offering period. A participant's combined payroll deductions and lump sum cash contributions cannot exceed ten percent of his or her compensation paid during the offering period and during any prior offering period in the same calendar year.

         A participant's payroll deductions and lump sum contributions will be credited to a separate book entry account until these amounts are either withdrawn, distributed or used to purchase Common Stock. No interest will be credited on these amounts. Whole shares of Common Stock will be held in the participant's account until distributed.

         The Purchase Price will be the lesser of 85% of the fair market value of the Common Stock on (i) the first trading day of the offering period or (ii) the last trading day of the offering period.

         Options granted under the ESP Plan are not transferable by the participant other than by will or by the laws of descent and distribution and are exercisable only by the participant during his or her lifetime.

TERMINATION OF EMPLOYMENT

         If a participant terminates employment, the balance in the participant's account will be returned to the participant (or his or her beneficiary in the case of the participant's death) in cash, without interest, and certificates for the shares of Common Stock credited to the participant's account will be distributed to the participant.

AMENDMENT AND TERMINATION OF THE ESP PLAN

         The Committee may amend the ESP Plan at any time. However, no amendment may (a) affect any right or obligation with respect to any grant previously made, unless required by law, or (b) unless previously approved by the shareholders of the Company, where such approval is necessary to satisfy the Code, the rule of any stock exchange on which the Common Stock is listed, or the requirements necessary to meet any exemption from the application of federal securities laws, (i) materially affect the eligibility requirements,
(ii) increase the number of shares of Common Stock eligible for purchase under the ESP Plan, or (iii) materially increase the benefits to participants. The ESP Plan may be terminated by the Committee at any time, in which event the administrator will terminate all contributions to the ESP Plan. Cash balances then credited to participants' accounts will be distributed as soon as practicable, without interest.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO PARTICIPANTS

         The ESP Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. Neither the grant nor the exercise of options under the ESP Plan will have a Federal income tax impact on the participant or the Company. If a participant disposes of the Common Stock acquired upon the exercise of his option after at least two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the amount by which the lesser of (a) the fair market value of the

Common Stock at the time of disposition, or (b) the fair market value of the Common Stock at the date of grant, exceeds the Purchase Price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the Common Stock at the time of death, or (ii) the fair market value of the Common Stock at the date of grant, exceeds the Purchase Price. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Common Stock before expiration of two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the Common Stock on the date of exercise of the option over the Purchase Price. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

         Participation in the ESP Plan is voluntary. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any person or group pursuant to the ESP Plan, or that would have been received if the ESP Plan had been in effect during the last fiscal year.

VOTE REQUIRED; RECOMMENDATION

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting is necessary to approve the adoption of the ESP Plan. The Board of Directors recommends that shareholders vote FOR the approval of the ESP Plan.

            PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE
          RUSSELL CORPORATION 1993 EXECUTIVE LONG-TERM INCENTIVE PLAN
                                  (PROPOSAL 3)

         On January 18, 2000, the Board of Directors adopted the Russell Corporation 2000 Stock Option Plan (the "2000 Option Plan"), which is described in this Proxy Statement under the caption "EXECUTIVE COMPENSATION - Stock Option Plans" on page 13. In order to conform the Russell Corporation 1993 Executive Long-Term Incentive Plan (the "1993 Plan") to the provisions of the 2000 Option Plan and to align the 1993 Plan with the Company's objectives for its executive compensation plans, the Board of Directors has unanimously approved, subject to and effective upon shareholder approval, the amendment and restatement of the 1993 Plan (the "Amended 1993 Plan"), including the redesignation of such plan as the Russell Corporation Executive Incentive Plan. A summary of the Amended 1993 Plan and the material amendments to the 1993 Plan is set forth below. This summary is qualified in its entirety by reference to the complete text of the Amended 1993 Plan which is attached to this Proxy Statement as Appendix B.

DESCRIPTION OF AMENDED 1993 PLAN

   GENERAL

         The plan's purpose is to assist the Company in attracting and retaining employees and increasing their commitment to the Company's success through equity ownership. All employees and, under appropriate circumstances, consultants of the Company and its subsidiaries are eligible to receive awards. The Management Development and Compensation Committee of the Board of Directors (the "Committee") presently administers the plan and has broad discretion to fashion the terms and, subject to limitations specified in the plan, the size of awards in order to provide appropriate incentives. Awards may be issued in a variety of forms, including: (a) restricted, deferred and bonus shares; (b) incentive, non-qualified and accelerated stock ownership ("ASO" or "reload") options (incentive, non-qualified and ASO options are referred to collectively as "options"); (c) freestanding and tandem stock appreciation rights; and (d) performance shares, performance units and cash- based awards. In addition to the conditions and restrictions required under the plan with respect to each type of award, the Committee may impose additional conditions and restrictions with respect to the exercise or receipt of benefits under any award.

   TYPES OF AWARDS

         Stock Options. Options provide for purchase of Common Stock at not less than 100% of its fair market value on the date of grant (or, in case of incentive stock options ("ISOs") any higher percentage of fair market value required to qualify the option as an ISO). No option is exercisable more than the ten years after its grant (or in the case of ISOs, for any shorter period required to qualify them as ISOs). Options are exercisable at such times as the Committee approves. The Committee may, either in connection with an option grant or thereafter, provide that a participant who is still an eligible participant when an option (the "Related Option") is exercised and pays the option price or required tax withholding with shares of Common Stock (including shares deemed delivered as payment) is automatically granted an ASO Option for the number of shares tendered or deemed tendered to exercise the Related Option plus (if provided in the award) the number of shares retained by the Company to satisfy tax withholding requirements. ASO Options are deemed granted on the date the Related Option is exercised, may be exercised only during the term of the Related Option, and have the same terms as the Related Option, except that, generally its option price is 100% of the fair market value of a share of Common Stock on its grant date.

         Stock Appreciation Rights. Stock appreciation rights ("SARs") are either freestanding SARs (independent of any stock option) or tandem SARs (granted in conjunction with a related option). Either the related option or the tandem SAR will be adjusted for exercise of the other. All SARs must have a grant price at least equal to the fair market value of a share of Common Stock or the exercise price of the related option on the date of grant. Upon exercise, a participant receives the difference between the fair market value of a share of Common Stock on the exercise date and the grant price multiplied by the number of shares for which the SAR is exercised. Payment may be made in a combination of cash or Common Stock, as determined by the Committee.

         Restricted Shares, Bonus Shares and Deferred Shares. Restricted shares of Common Stock ("Restricted Shares") may be granted subject to such restrictions (which may include satisfaction of performance goals) as the Committee shall determine. Subject to the applicable restrictions, the grantee has the rights of a shareholder with respect to the Restricted Shares, including the right to vote and to receive dividends with respect to such shares. Restricted Shares may not be disposed of until the conditions specified by the Committee are satisfied. The Committee may also grant bonus shares ("Bonus Shares") and deferred shares ("Deferred Shares"). The Committee may cause the Company to establish a grantor trust to hold shares subject to Deferred Share awards.

         Performance Shares, Performance Units and Cash-Based Awards. The Committee may grant performance shares ("Performance Shares"), performance units ("Performance Units"), and cash-based awards ("Cash-Based Awards"). At the close of the applicable performance period, the participant is paid the value earned with respect to an award in a combination of cash or Common Stock determined by the Committee to have an aggregate fair market value equal to the value of the earned award.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

   GENERAL

         There are generally no Federal income tax consequences to either the participant or the Company upon the grant of an option. On exercise of an ISO, a participant generally will not recognize any income, and the Company will not be entitled to a deduction for tax purposes. If a participant disposes of shares acquired upon exercise of an ISO within two years of the grant date or one year of the exercise date, the option will cease to be treated as an ISO, the participant will recognize compensation income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Otherwise, the Company will not be entitled to any deduction upon disposition of such shares, and the entire gain for the participant will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is generally taxable to the participant as compensation income and will generally be deductible by the Company. The disposition of shares acquired through exercise of a non-qualified stock option generally results in a capital gain or loss for the participant, but will have no tax consequences for the Company.

         The grant of a SAR, Performance Share, Performance Unit or Cash-Based Award will not result in income to a participant or a tax deduction for the Company. Upon payment of such a right or award, a participant will recognize ordinary income equal to the fair market value of any shares of Common Stock and cash received, and the Company will be entitled to a tax deduction in the same amount. An award of Restricted Shares will not result in income to a participant or a tax deduction for the Company until the shares are no longer subject to forfeiture, unless the participant, if permitted by the Company, elects under Section 83(b) of the Code to have the amount of income to the participant (and deduction to the Company) determined at the grant date. At that time, the participant generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount. Dividends paid on forfeitable Restricted Shares are treated as compensation for Federal income tax purposes, unless the participant has made a Section 83(b) election.

   PERFORMANCE MEASURES

         Under Section 162(m) of the Code, in order for awards to certain specified persons (generally the person serving as Chief Executive Officer at the end of the Company's fiscal year and the four other most highly compensated officers at such time (each, a "Covered Employee")) under the Amended 1993 Plan, to be fully deductible in the event the total compensation paid during a fiscal year to a Covered Employee exceeds $1 million dollars, awards to such Covered Employees (other than stock options the value of which is based solely upon the increase in the value of the stock after the grant date) must be paid solely on account of attaining one or more pre-established, objective performance goals. Under the Amended 1993 Plan, awards granted to Covered Employees designed to qualify for the performance-based exception under Section 162(m)(the "Performance-Based Exception") shall be based upon one or more of the following performance measures selected by the Committee: (a) earnings (either in the aggregate or on a per-share basis); (b) net income; (c) operating income; (d) return measures (including return on assets, investments, equity, or gross sales); (e) shareholder returns (including growth measures and stockholder return or attainment of a specified share value for a specified period of time), share price or share price appreciation; (f) cash flow; (g) earnings before or after either, or any combination of, taxes, interest or depreciation and amortization; (h) gross revenues; (i) reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units; (j) net economic value; or (k) market share with respect to specific designated products or product groups. The performance measures described in (a) through (f) above may be measured on either a pre-tax or post-tax basis and an award may provide that it includes or excludes items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

DESCRIPTION OF THE MATERIAL CHANGES TO THE 1993 PLAN

         The following discussion summarizes the material changes in the 1993 Plan effected by the Amended 1993 Plan.

   INCREASE IN NUMBER OF SHARES ISSUABLE UNDER PLAN

         The aggregate number of shares of Common Stock authorized for issuance under the 1993 Plan is increased from 4,000,000 shares to the sum of (a) 1,500,000 shares, (b) the 4,000,000 shares currently reserved for issuance under the 1993 Plan reduced by the number of shares issued pursuant to awards under the 1993 Plan, and (c) shares reserved for issuance under awards still outstanding under the Company's 1987 Stock Option Plan to the extent such awards are forfeited, terminated or settled without issuance of the reserved shares. Any shares of Common Stock (whether subject to or received pursuant to an award under any Company plan) withheld or applied to pay the exercise price or related required tax withholding reduce the number of shares treated as issued under the Amended 1993 Plan and thereby increase the aggregate number of shares available for issuance. Both the 1993 Plan and the Amended 1993 Plan provide for the adjustment of these limitations for stock splits, stock dividends, recapitalizations and other similar events. The Amended 1993 Plan also eliminates the restriction on issuing more than 750,000 shares as Restricted Shares. 16,900 shares of Common Stock have previously been issued under the 1993 Plan, and 2,836,416 additional shares of Common Stock are reserved for issuance under presently outstanding awards under the 1993 Plan.

   CHANGES IN INDIVIDUAL AWARD LIMITS

         For awards paid to Covered Employees to qualify for the Performance-Based Exception and be fully tax deductible, the plan must limit the size or amount of awards which may be made to a participant during specified time periods. The 1993 Plan presently provides that a participant may not be awarded during any fiscal year: (a) SARs with respect to more than 500,000 shares of Common Stock; (b) options to acquire more than 500,000 shares of Common Stock; (c) more than 200,000 Restricted Shares; and (d) Performance Shares, Performance Units or Cash-Based Awards having a maximum aggregate payout, measured at the time such awards are granted, in excess of the value of 200,000 shares of Common Stock on the award date.

         The Amended 1993 Plan limits awards granted to a participant in any calendar year to the following: (a) awards (other than ASO Options, Performance Units and Cash-Based Awards) for no more than 2,000,000 shares (including as shares the number of SARs granted), (b) ASO Options for no more that 4,000,000 shares, and (c) Performance Units and Cash-Based Awards not exceeding 300% of a participant's salary (as in effect on the award date). The Amended 1993 Plan, as does the 1993 Plan, provides that these limitations are to be appropriately adjusted for recapitalizations, stock dividends, stock splits, or other similar events if the Committee determines that such an adjustment is appropriate in order to prevent diminution or enlargement of benefits.

   CHANGES IN TERMS AND CONDITIONS OF AWARDS

         Additional Performance Measures. The 1993 Plan presently provides that awards to Covered Employees designed to qualify for the Performance-Based Exception must be based upon one or more of the following performance measures:
(a) return on equity; (b) return on assets employed; (c) earnings per share;
(d) operating cash flow; (e) income before taxes; (f) net income; (g) return on revenue; (h) total shareholder return; and (i) stock price appreciation of the Common Stock. The Amended 1993 Plan changes the performance measures to those described above under the caption "Federal Income Tax Consequences of Awards PERFORMANCE MEASURES" on page 18.

         Changes Regarding Restricted Shares. The Amended 1993 Plan authorizes the Committee to determine the amount, if any, that a participant must pay for Restricted Shares and prescribes the time for making such payment. The Amended 1993 Plan also provides that if the participant forfeits for any reason any Restricted Shares for which the participant was required to pay (including through the exercise of an option) the participant is deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of the amount paid by the participant for the Restricted Shares or their fair market value on the date of forfeiture.

         Payment Upon Exercise of Options. The 1993 Plan presently permits a participant to pay the exercise price of an option (a) in cash, (b) by tendering previously acquired Common Stock held by the participant for at least six months or (c) by effecting a cashless exercise of options under Federal Reserve Board Regulation T. The Amended 1993 Plan also permits a participant to tender
(i) shares which the participant has purchased on the open market, whether or not held for six months, valued at their fair market value on the exercise date; and (ii) Restricted Shares that the participant has held for at least six months, valued at their fair market value on the exercise date. The Amended
1993 Plan provides that if Restricted Shares are used to pay the option price, a number of shares acquired on exercise of the option equal to the number of Restricted Shares tendered shall become subject to the same restrictions as the Restricted Shares tendered.

   EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS

         Definition of "Cause." Under the 1993 Plan, "cause" means willful and gross misconduct that is materially and demonstrably detrimental to the Company or the commission of one or more acts constituting an indictable crime. Under the Amended 1993 Plan, "cause" means a participant's (a) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (b) willful or reckless material misconduct in the performance of the participant's duties, or
(c) habitual neglect of duties, and a resignation in lieu of termination for cause is treated as a termination for cause.

         Options, SARs and Restricted Shares

         Death or Disability. Under the 1993 Plan if a participant's employment terminates due to death or "disability" (as defined in the plan), all outstanding options and SARs fully vest immediately, and remain exercisable at any time prior to their expiration date, or for one year after the date of death or termination for disability, whichever is shorter. The Amended 1993 Plan provides for terminations due to death or disability that any outstanding options and SARs fully vest and may be exercised until their expiration date. The Amended 1993 Plan (as does the 1993 Plan) provides for terminations due to death or disability that all Restricted Shares become nonforfeitable.

         Retirement. The 1993 Plan presently provides that if a participant retires, all outstanding options and SARs become fully vested and remain exercisable for the lesser of the remaining exercise period or three years after retirement, and all outstanding Restricted Shares become nonforfeitable. The Amended 1993 Plan treats retirement as a termination for "any other reason". Accordingly, upon retirement, any unexercised option or SAR, to the extent exercisable immediately before retirement, remains exercisable for the lesser of the remaining exercise period or three months after retirement, and any Restricted Shares are forfeited.

         Death Following Termination Due to Disability or Retirement. The Amended 1993 Plan eliminates an existing provision permitting outstanding options and SARs to be exercised for the greater of one year or the remaining portion of the exercise period originally triggered by the termination when a participant dies following retirement or termination due to disability and prior to the expiration of the normal permitted exercise period following such events.

        Termination for Cause. The Amended 1993 Plan continues the provisions that if employment is terminated for cause, all outstanding options and SARs are forfeited without an opportunity to exercise them, and all Restricted Shares are forfeited.

        Termination for "Any Other Reason" than Death, Disability, Retirement or Cause. The 1993 Plan presently provides that if a participant's employment terminates for any other reason than death, disability, retirement or cause, all unvested options and SARs are forfeited, subject to the Committee's right to immediately vest all or any portion of the options or SARs, and vested options and SARs may be exercised by the participant during the three month period after termination. Under the Amended 1993 Plan, if employment terminates for any other reason than death, disability or cause, then any vested option or SAR remains exercisable for the shorter of the remaining exercise period or three months after such termination. The Amended 1993 Plan (as does the 1993
Plan) provides that if a participant's employment terminates for any other reason than death, disability or cause, then any Restricted Shares still subject to restrictions are forfeited.

         Performance Units, Performance Shares and Cash-Based Awards.

         Termination other than for Cause. The 1993 Plan provides that if employment terminates due to death, disability, retirement or any other reason than for cause during the measurement period for the performance goals (a "Performance Period"), the participant is entitled to receive a prorated payout of the Performance Units, Performance Shares or Cash-Based Awards, as determined by the Committee for the portion of the Performance Period completed and the achievement of the performance goal.

         Under the Amended 1993 Plan, retirement is treated as a termination for "any other reason," and, therefore, any Performance Units, Performance Shares or Cash-Based Awards with respect to which the Performance Period has not ended, terminate upon retirement. Under the Amended 1993 Plan, if employment terminates due to death or disability, the amount payable with respect to any Performance Share, Performance Unit or Cash-Based Award for which the Performance Period has not ended is prorated according to a fixed formula based upon the number of months during the Performance Period that the award was held and an estimate of the level of achievement of the performance goals at the end of the Performance Period based on the rate of achievement through the termination date, or, if the Committee elects to compute the benefit after the end of the Performance Period, the actual performance goal attained during the Performance Period (the "Proration Formula").

         Termination for Cause. The Amended 1993 Plan continues in effect the provision that if employment terminates for cause, all outstanding Performance Units, Performance Shares and Cash-Based Awards are forfeited.

         Deferred Shares. If employment terminates due to death or disability, all Deferred Shares that were forfeitable become nonforfeitable. If employment terminates for any reason other than death or disability, Deferred Shares that remained forfeitable at the time of termination are forfeited.

    OTHER CHANGES

         Eligible Participants. The Amended 1993 Plan adds consultants as persons eligible to receive awards.

         Expanded Committee Powers. The authority of the Committee is expanded under the Amended 1993 Plan to allow the Committee to: (a) cancel, with the participant's consent, outstanding awards under the plan and grant new awards in substitution therefor; (b) accelerate the exercisability of, and accelerate or waive terms and conditions applicable to, any awards or group of awards for any reason and at any time; (c) extend the time during which any award or group of awards may be exercised; and (d) make adjustments or modifications to awards to participants who are working outside of the United States to fulfill the purposes of the plan or to comply with applicable local law.

       The Amended 1993 Plan also allows the Committee to authorize the Chief Executive Officer of the Company to grant options and Restricted Shares to categories of eligible participants designated by the Committee (other than to persons subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934) in amounts and on terms specified by the Committee.

       Extension of 1993 Plan Term. The 1993 Plan provides that no awards may be granted under the plan on or after January 1, 2003. The Amended 1993 Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the plan at any time, until all shares of Common Stock subject to it have been purchased or acquired according to the plan's provisions; provided, that no ISO may be granted under the plan after January 18, 2010.

       Types of Awards. The Amended 1993 Plan eliminates the ability to award Affiliated SARs and authorizes the award of ASO Options, Bonus Shares and Deferred Shares.

       Grant of Options or Deferred Shares in Lieu of Compensation. The Amended 1993 Plan authorizes the Committee to grant participants, or allow any participants to elect to receive, options or Deferred Shares instead of other compensation such participants may be eligible to receive.

       Transferability of Awards. Under the Amended 1993 Plan, the Committee may permit a participant to transfer awards (other than ISOs) to certain specified family members or trusts for the primary benefit of, or entities such as corporations or partnerships which are wholly-owned by, the participant or such family members.

       Definition and Effect of "Change of Control". The Amended 1993 Plan changes the definition of "Change of Control" in the following principal respects:

       (i) it decreases the threshold percentage for an acquisition of beneficial ownership of Common Stock by a "person" or "group" (as such terms are defined under the Securities Exchange Act of 1934) to constitute a Change of Control from 30%to 20%;

       (ii) it adds a provision that the acquisition of 20%or more of the Common Stock by certain corporations, at least 70% of the common stock and aggregate voting power of which are owned by persons who also own the Common Stock and voting power of the securities of the Company in substantially the same proportion, will not constitute a Change of Control; and

         (iii) it increases from 50%to more than 70%the percentage of voting securities (and adds a requirement that such test must also be met with respect to common stock) of the surviving corporation which must be owned following a merger, consolidation or similar transaction involving the Company by persons who were shareholders of the Company immediately prior to the transaction for such transaction to not constitute a Change of Control.

         The Amended 1993 Plan also changes the effect of a Change of Control on outstanding awards, principally with respect to Performance Units, Performance Shares and Cash-Based Awards. Under the 1993 Plan, the target value attainable under all Performance Units, Performance Shares and Cash-Based Awards is deemed to have been fully earned for the entire Performance Period as of the effective date of any Change of Control. Under the Amended 1993 Plan, rather than the awards being deemed fully earned, the participant will receive a prorated payment based on the Proration Formula.

         Pooling of Interests Accounting. Under the Amended 1993 Plan, if the Committee determines that the grant or exercise of some or all outstanding options or SARs would preclude the use of pooling of interests accounting in a proposed sale or merger of the Company, which preclusion is reasonably expected to have a material adverse effect on either the terms or likelihood of closing such transaction, then the Committee may make adjustments to either the terms or method of paying such awards so as to permit pooling, or under specified circumstances, cancel all such awards without the participants' consent.

         Awards in Connection with Certain Corporate Transactions. The Amended 1993 Plan provides that in connection with the Company's acquisition of another business, the Committee may grant awards associated with outstanding options or other equity interests in such business to preserve the economic value of such interests to their holders.

         Adjustments for Unusual or Nonrecurring Events. The Amended 1993 Plan allows the Committee to adjust the terms and conditions of awards for unusual or nonrecurring events affecting the Company or its financial statements or for changes in applicable laws, regulations, or accounting principles, to prevent dilution or enlargement of the benefits intended by such awards unless such adjustment would affect compliance with the requirements of the Performance-Based Exception.

   AMENDMENT, MODIFICATION OR TERMINATION

         The Committee may amend, modify or terminate the Amended 1993 Plan, subject to approval by the Board of Directors. The requirement of the 1993 Plan that, without shareholder approval, no such amendment, modification or termination may (a) with limited exceptions, materially increase the total number of shares which may be issued, (b) materially modify the eligibility requirements for participation, or (c) materially increase the benefits accruing to participants, has been eliminated. The Amended 1993 Plan (as does the 1993 Plan) provides that, without a participant's consent, no amendment, modification or termination may materially adversely affect any award granted prior thereto.

VOTE REQUIRED; RECOMMENDATION

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting is necessary to approve the amendment and restatement of the 1993 Plan by adoption of the Amended 1993 Plan. The Board of Directors recommends that shareholders vote FOR the approval of the Amended 1993 Plan.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. Accordingly, if other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                    AUDITORS

         Ernst & Young LLP, independent accountants, served as the Company's auditors for 1999 after having previously served in the same capacity since 1930. Representatives of Ernst & Young will be in attendance at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

         The next annual meeting of shareholders is scheduled to be held on April 25, 2001, and shareholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to such annual meeting of shareholders. However, in order for such proposals to be considered for inclusion in the proxy statement of the Company relating to such annual meeting, such proposals must be received by the Company not later than November 16, 2000.

         If a shareholder fails to notify the Company on or before January 30, 2001 of a proposal which such shareholder intends to present at the Company's April 25, 2001 Annual Meeting by a means other than inclusion of such proposal in the Company's proxy materials for that meeting, then if the proposal is presented at such annual meeting, the holders of the Board of Director's proxies at such meeting may use their discretionary voting authority with respect to such proposal, regardless of whether the proposal was discussed in the Company's proxy statement for such meeting.

                              GENERAL INFORMATION

         The Board of Directors of the Company has fixed the close of business on March 1, 2000, as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had issued and outstanding and entitled to vote at the Annual Meeting an aggregate of 32,562,433 shares of Common Stock, each share of which is entitled to one (1) vote on all matters to be considered at the Annual Meeting.

         Pursuant to Section 10-2B-7.25 of the Code of Alabama 1975, as amended, and the Company's Bylaws, a majority of the shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors receive the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum. The vote for election of directors does not include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Section 10-2B-7.25 of the Code of Alabama
1975, as amended, and the Company's Bylaws require, for the approval of the adoption of the ESP Plan and the amendment and restatement of the 1993 Plan in the form of the Amended 1993 Plan, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented in person or by proxy at a meeting of shareholders at which a quorum is present and entitled to vote with respect to such proposals. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors and on certain other matters which are not contested (not including, however, approval of the adoption of the ESP Plan or the amendment and restatement of the 1993 Plan in the form of the Amended 1993 Plan) where the brokers have complied with Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.

         The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, or at any adjournment thereof, and any business for which notice was given in the accompanying Notice of Annual Meeting of Shareholders may be transacted at any such adjournment.

         In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

         Copies of the Company's Annual Report on Form 10-K for the year ended January 1, 2000, in form as filed with the Securities and Exchange Commission, may be obtained from Floyd G. Hoffman, the Senior Vice President, General Counsel and Secretary of the Company, without charge, by persons who were shareholders beneficially or of record as of March 1, 2000.

                                    By Order of the Board of Directors
                                              FLOYD G. HOFFMAN
                                            Senior Vice President,
                                        General Counsel and Secretary

Alexander City, Alabama
March 16, 2000

                              RUSSELL CORPORATION

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                              RUSSELL CORPORATION

                       2000 EMPLOYEE STOCK PURCHASE PLAN


                               TABLE OF CONTENTS

ARTICLE I - BACKGROUND ............................................................................   1

         1.1    Establishment of the Plan .........................................................   1
         1.2    Applicability of the Plan .........................................................   1
         1.3    Purpose ...........................................................................   1

ARTICLE II - DEFINITIONS...........................................................................   1

         2.1    Administrator......................................................................   1
         2.2    Board..............................................................................   1
         2.3    Code...............................................................................   1
         2.4    Committee..........................................................................   1
         2.5    Common Stock.......................................................................   2
         2.6    Compensation.......................................................................   2
         2.7    Contribution Account...............................................................   2
         2.8    Corporation........................................................................   2
         2.9    Direct Registration System.........................................................   2
         2.10   Effective Date.....................................................................   2
         2.11   Eligible Employee..................................................................   2
         2.12   Employee...........................................................................   2
         2.13   Employer...........................................................................   3
         2.14   Fair Market Value..................................................................   3
         2.15   Offering Date......................................................................   3
         2.16   Offering Period....................................................................   3
         2.17   Option.............................................................................   3
         2.18   Participant........................................................................   3
         2.19   Plan...............................................................................   3
         2.20   Purchase Date......................................................................   3
         2.21   Purchase Price.....................................................................   3
         2.22   Request Form.......................................................................   3
         2.23   Stock Account......................................................................   3
         2.24   Subsidiary.........................................................................   4
         2.25   Trading Date.......................................................................   4

ARTICLE III - ELIGIBILITY AND PARTICIPATION........................................................   4

         3.1    Eligibility........................................................................   4
         3.2    Initial Participation..............................................................   4
         3.3    Leave of Absence...................................................................   5

ARTICLE IV - STOCK AVAILABLE.......................................................................   5

         4.1    In General.........................................................................   5
         4.2    Adjustment in Event of Changes in Capitalization...................................   5
         4.3    Dissolution, Liquidation, or Reorganization........................................   6

ARTICLE V. - OPTION PROVISIONS.....................................................................   6

         5.1  Purchase Price.......................................................................   6
         5.2  Calendar Year $25,000 Limit..........................................................   6
         5.3  Offering Period Limit................................................................   6

ARTICLE VI - PURCHASING COMMON STOCK...............................................................   7

         6.1  Participant's Contribution Account...................................................   7
         6.2  Payroll Deductions, Lump Sum Cash Payments; Dividends................................   7
         6.3  Discontinuance.......................................................................   8
         6.4  Leave of Absence; Transfer to Ineligible Status......................................   8
         6.5  Automatic Exercise...................................................................   9
         6.6  Listing, Registration, and Qualification of Shares...................................   9
         6.7  Restrictions on Transfer.............................................................   9

ARTICLE VII - WITHDRAWALS, DISTRIBUTIONS...........................................................   9

         7.1  Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status........   9
         7.2  In-Service Withdrawals...............................................................  10
         7.3  Termination of Employment for Reasons Other Than Death...............................  10
         7.4  Death................................................................................  10
         7.5  Registration.........................................................................  11

ARTICLE VIII - AMENDMENT AND TERMINATION...........................................................  11

         8.1  Amendment............................................................................  11
         8.2  Termination..........................................................................  11

ARTICLE IX - MISCELLANEOUS.........................................................................  12

         9.1  Shareholder Approval.................................................................  12
         9.1  No Employment Rights.................................................................  12
         9.2  Tax Withholding......................................................................  12
         9.3  Rights Not Transferable..............................................................  12
         9.4  No Repurchase of Stock by Corporation................................................  12
         9.5  Governing Law........................................................................  12
         9.6  Shareholder Approval; Registration...................................................  12

                              RUSSELL CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                                   BACKGROUND

         1.1 ESTABLISHMENT OF THE PLAN. Russell Corporation (the "Corporation") hereby establishes a stock purchase plan to be known as the "Russell Corporation 2000 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

         1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after February 1, 2000, are employees of the Corporation and its subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its subsidiaries, if any, are participating in the Plan.

         1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Corporation and its participating subsidiaries through ownership of Common Stock of the Corporation.

                                   ARTICLE II
                                  DEFINITIONS

         Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

         2.1 ADMINISTRATOR. Administrator shall mean the person or persons (who may be officers or employees of the Corporation) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

         2.2 BOARD. Board shall mean the Board of Directors of the Corporation.

         2.3 CODE. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         2.4 COMMITTEE. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Management Development and Compensation Committee of the Board of Directors of the Corporation shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

         2.5 COMMON STOCK. Common Stock shall mean the common stock, par value $.01, of the Corporation.

         2.6 COMPENSATION. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross base wages for the respective period, subject to appropriate adjustments that would exclude items such as bonuses, overtime pay, non-cash compensation and reimbursement of moving, travel, trade or business expenses.

         2.7 CONTRIBUTION ACCOUNT. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation or lump sum cash payments made pursuant to Article
VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

         2.8 CORPORATION. Corporation shall mean Russell Corporation, an Alabama corporation.

         2.9 DIRECT REGISTRATION SYSTEM. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Corporation.

         2.10 EFFECTIVE DATE. Effective Date shall mean the effective date of the Plan, which shall be the later of (i) March 1, 2000, or (ii) the effective date of the Corporation's registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

         2.11 ELIGIBLE EMPLOYEE. An Employee eligible to participate in the Plan pursuant to Section 3.1.

         2.12 EMPLOYEE. Employee shall mean an individual employed by an employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

         2.13 EMPLOYER. Employer shall mean the Corporation and any Subsidiary designated by the Committee as an employer participating in the Plan.

         2.14 FAIR MARKET VALUE. Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the New York Stock Exchange on such date or on the last previous date on which such stock was traded.

         2.15 OFFERING DATE. Offering Date shall mean the first Trading Date of each Offering Period.

         2.16 OFFERING PERIOD. Offering Period shall mean the quarterly periods beginning January 1, April 1, July 1 and October 1, respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the initial Offering Period shall be the period beginning on the Effective Date and ending on June 30, 2000. No payroll deductions shall be taken until the Effective Date.

         2.17 OPTION. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

         2.18 PARTICIPANT. Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

         2.19 PLAN. Plan shall mean the Russell Corporation 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

         2.20 PURCHASE DATE. Purchase Date shall mean the last Trading Date of each Offering Period.

         2.21 PURCHASE PRICE. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

         2.22 REQUEST FORM. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction or lump sum cash payments in accordance with
Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

         2.23 STOCK ACCOUNT. Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

         2.24 SUBSIDIARY. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

         2.25 TRADING DATE. Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

         Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

         (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

         (b)      the Effective Date.

         On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in Section 5.2.

         3.2 INITIAL PARTICIPATION. An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, or shall notify the Administrator that the Participant shall make a lump sum cash payment (including personal or certified checks) for the Offering Period, or shall both authorize a payroll deduction and notify the Administrator of a lump sum cash payment for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3. A Participant's Request Form authorizing a lump sum cash payment shall be valid only for the Offering Period to which it relates.

         3.3 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.


                                   ARTICLE IV
                                STOCK AVAILABLE

         4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 800,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Corporation. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

         4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in
Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

         4.3 DISSOLUTION, LIQUIDATION, OR REORGANIZATION. Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger, or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Corporation to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                   ARTICLE V
                               OPTION PROVISIONS

         5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

         (a) 85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

         (b) 85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

         5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

         5.3 OFFERING PERIOD LIMIT. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 1,000 shares.

                                   ARTICLE VI
                            PURCHASING COMMON STOCK

         6.1 PARTICIPANT'S CONTRIBUTION ACCOUNT. The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant's payroll deductions and his or her lump sum cash payments shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

         During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Corporation does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Corporation as the nominee for the Participant. These shares shall be credited to the Participant's Stock Account. Certificates shall be held by the Corporation as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Corporation shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

         All cash received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose. The Corporation shall not be obligated to segregate any assets held under the Plan.

         6.2      PAYROLL DEDUCTIONS, LUMP SUM CASH PAYMENTS; DIVIDENDS.

         (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole percentage up to a maximum of ten percent (10%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

         (b) Lump Sum Cash Payments. In lieu of, or in addition to, the payroll deductions in subsection (a), an Employee eligible to participate in the Plan under Section 3.1 may, by submitting a Request Form no later than the last day of the calendar week ending before the applicable Purchase Date in accordance with rules adopted by the Administrator, notify the Administrator that the Participant shall make a lump sum cash payment to purchase Common Stock under the Plan for the Offering Period. In no event shall the combined total payroll deductions and lump sum cash payments exceed 10 percent (10%) of the Participant's Compensation paid during the Offering Period and during any prior Offering Period in the same calendar year. Any lump sum cash payments under this subsection must be received by the Administrator by the last day of the calendar week ending before the applicable Purchase Date. If the Participant fails to remit the lump sum cash payment by the applicable date, the Participant's Request Form with respect to such lump sum cash payment shall be void. A Participant may submit a Request Form to make a lump sum cash payment only once each Offering Period.

         (c) Dividends. Cash dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date shall be credited to the Participant's Stock Account and paid to the Participant as soon as practicable.

         6.3 DISCONTINUANCE. A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 30 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not make a subsequent lump sum contribution during such Offering Period or resume participation in the Plan until the following Offering Period.

         Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

         6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions or lump sum cash payments to his or her Contribution Account pursuant to Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

         If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

         6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in
Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant's Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant's Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest.

The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2.

         Except as provided in the preceding paragraph, if the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

         Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

         6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Corporation of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

         6.7 RESTRICTIONS ON TRANSFER. By participating in the Plan, each participant hereby agrees that he or she will not sell or otherwise transfer (other than by will or the laws of descent and distribution) any shares of Common Stock acquired under the Plan for a period of 12 months following the Purchase Date on which such shares were acquired.

                                  ARTICLE VII
                           WITHDRAWALS; DISTRIBUTIONS

         7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall be--

         (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

         (b) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

         7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Corporation participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Corporation does not participate in a Direct Registration System, (i) a Participant may, while an Employee of the Corporation or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator, and (ii) each Participant shall be permitted only one withdrawal under this Section during each Offering Period. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

         7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Corporation and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

         7.4 DEATH. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Corporation then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

         7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), or (c) in a manner giving effect to the status of such shares as community property. No other names may be included in the Common Stock registration. The Corporation shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Corporation in connection with such issuance or transfer.

                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION

         8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

         (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

         (b) unless previously approved by the stockholders of the Corporation, where such approval is necessary to satisfy the Code, the rules of any stock exchange on which the Corporation's Common Stock is listed, or the requirements necessary to meet any exemption from the application of federal securities laws:

                  (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13,

                  (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3), or

                  (3) materially increase the benefits to Participants under the Plan.

         8.2 TERMINATION. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common

Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

         Upon termination of the Plan, the Administrator shall give notice thereof to Participants, shall terminate all payroll deductions and shall no longer accept additional lump sum cash payments from Participants. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 SHAREHOLDER APPROVAL. The Plan shall be approved and ratified by the stockholders of the Corporation, not later than 12 months after adoption of the Plan by the Board of Directors of the Corporation, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall be null and void, and all payroll deductions to the Plan shall cease. The cash balances and Common Stock credited to Participants' accounts shall be promptly distributed to them; and any Common Stock certificates issued and delivered to Participants prior to such date shall remain the property of the Participants.

         9.2 NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or any Subsidiary or to interfere with the right of the Corporation or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

         9.3 TAX WITHHOLDING. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

         9.4 RIGHTS NOT TRANSFERABLE. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

         9.5 NO REPURCHASE OF STOCK BY CORPORATION. The Corporation is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

         9.6 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Alabama except to the extent such laws are preempted by the laws of the United States.

         9.7 SHAREHOLDER APPROVAL; REGISTRATION. The Plan was adopted by the Board of Directors of the Corporation on January 18, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the stockholders of the Corporation within 12 months of approval by the Board of Directors.

                          * * * * * * * * * * * * * *

The foregoing is hereby acknowledged as being the Russell Corporation 2000 Employee Stock Purchase Plan as adopted by the Board of Directors of the Corporation on January 18, 2000.

                                    RUSSELL CORPORATION



                                 By:
                                     ------------------------------------------
                                 Its:
                                      -----------------------------------------

                               RUSSELL CORPORATION

                            EXECUTIVE INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                                                                PAGE

ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION.................................................................1
   1.1.  Establishment of the Plan................................................................................1
   1.2.  Objectives of the Plan...................................................................................1
   1.3.  Duration of the Plan.....................................................................................1

ARTICLE 2. DEFINITIONS............................................................................................1

ARTICLE 3. ADMINISTRATION.........................................................................................7
   3.1.  Committee................................................................................................7
   3.2.  Powers of Committee......................................................................................8

ARTICLE 4. SHARES SUBJECT TO THE PLAN.............................................................................9
   4.1.  Number of Shares Available...............................................................................9
   4.2.  Adjustments in Authorized Shares.........................................................................9
   4.3.  Performance Measures....................................................................................10
   4.4.  Compliance with Section 162(m) of the Code..............................................................11

ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS..........................................................12
   5.1.  Eligibility.............................................................................................12
   5.2.  Grant Date..............................................................................................12
   5.3.  Maximum Term............................................................................................12
   5.4.  Award Agreement.........................................................................................12
   5.5.  Restrictions on Share Transferability...................................................................12
   5.6.  Termination of Affiliation..............................................................................12
   5.7.  Nontransferability of Awards............................................................................14

ARTICLE 6. STOCK OPTIONS.........................................................................................15
   6.1.  Grant of Options........................................................................................15
   6.2.  Award Agreement.........................................................................................15
   6.3.  Option Price............................................................................................15
   6.4.  Grant of Incentive Stock Options........................................................................15
   6.5.  Grant of ASO Options....................................................................................16
   6.6.  Conditions on ASO Options...............................................................................16
   6.7.  Payment.................................................................................................17

ARTICLE 7. STOCK APPRECIATION RIGHTS.............................................................................17
   7.1.  Grant of SARs...........................................................................................17
   7.2.  Exercise of Tandem SARs.................................................................................17
   7.3.  Payment of SAR Amount...................................................................................17

ARTICLE 8. RESTRICTED SHARES.....................................................................................18
   8.1.  Grant of Restricted Shares..............................................................................18
   8.2.  Award Agreement.........................................................................................18
   8.3.  Consideration...........................................................................................18
   8.4.  Effect of Forfeiture....................................................................................18
   8.5.  Escrow; Legends.........................................................................................18

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES..............................................................19
   9.1.  Grant of Performance Units and Performance Shares.......................................................19
   9.2.  Value/Performance Goals.................................................................................19
   9.3.  Earning of Performance Units and Performance Shares.....................................................19
   9.4.  Form and Timing of Payment of Performance Units and Performance Shares..................................19

ARTICLE 10. BONUS SHARES AND DEFERRED SHARES.....................................................................20
   10.1. Bonus Shares............................................................................................20
   10.2. Deferred Shares.........................................................................................20

ARTICLE 11. BENEFICIARY DESIGNATION..............................................................................20

ARTICLE 12. DEFERRALS............................................................................................20

ARTICLE 13. RIGHTS OF EMPLOYEES AND CONSULTANTS..................................................................20
   13.1. Employment..............................................................................................20
   13.2. Participation...........................................................................................20

ARTICLE 14. CHANGE OF CONTROL AND CERTAIN CORPORATE TRANSACTIONS.................................................21
   14.1. Change of Control.......................................................................................21
   14.2. Pooling of Interests Accounting.........................................................................21
   14.3. Substituting Awards in Certain Corporate Transactions...................................................22

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION.............................................................22
   15.1. Amendment, Modification, and Termination................................................................22
   15.2. Adjustments Upon Certain Unusual or Nonrecurring Events.................................................22
   15.3. Awards Previously Granted...............................................................................23

ARTICLE 16. WITHHOLDING..........................................................................................23
   16.1. Withholding.............................................................................................23
   16.2. Notification under Code Section 83(b)...................................................................24

ARTICLE 17. ADDITIONAL PROVISIONS................................................................................24
   17.1. Successors..............................................................................................24
   17.2. Gender and Number.......................................................................................24
   17.3. Severability............................................................................................24
   17.4. Requirements of Law.....................................................................................24
   17.5. Securities Law Compliance...............................................................................24
   17.6. No Rights as a Stockholder..............................................................................25
   17.7. Nature of Payments......................................................................................25
   17.8. Governing Law...........................................................................................25

                               RUSSELL CORPORATION
                            EXECUTIVE INCENTIVE PLAN


ARTICLE 1.      ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1. Establishment of the Plan. Russell Corporation, an Alabama corporation (the "Company"), established an incentive compensation plan known as the Russell Corporation 1993 Executive Long-Term Incentive Plan (the "Plan") effective January 1, 1993 which was duly adopted by the Board of Directors of the Company (the "Board") and approved by shareholders. The Company is hereby
amending, restating and renaming the Plan as set forth herein effective       ,
2000 (the "Effective Date"), subject to shareholder approval.

         1.2. Objectives of the Plan. The Plan is intended to allow employees and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and consultants and retaining existing employees and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide incentives for excellence in individual performance; and to promote teamwork.

         1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions; provided, however, that in no event may any Incentive Stock Option be granted under the Plan more than 10 years from the Effective Date.

ARTICLE 2.      DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below:

         2.1.     "Article" means an Article of the Plan.

         2.2. "ASO Option" or "Accelerated Stock Ownership Option" have the meaning set forth in Section 6.5.

         2.3. "Award" means Options (including Incentive Stock Options and ASO Options), Restricted Shares, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units, Performance Shares or Cash-Based Awards granted under the Plan.

         2.4. "Award Agreement" means a written agreement by which an Award is evidenced.

         2.5. "Beneficial Owner" has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

         2.6.     "Board" has the meaning set forth in Section 1.1.

         2.7. "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an incentive to become an employee or consultant of the Company or a Subsidiary or otherwise.

         2.8.     "Cash-Based Award" has the meaning set forth in Article 9.

         2.9.     "Cause" means, unless otherwise defined in an Award Agreement,

                  (i) a Grantee's conviction of a felony or other crime involving fraud, dishonesty or moral turpitude;

                  (ii) a Grantee's willful or reckless material misconduct in the performance of the Grantee's duties; or

                  (iii)    a Grantee's habitual neglect of duties;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

         2.10. "Change of Control" means, unless otherwise defined in an Award Agreement, any one or more of the following:

                  (a) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person, becomes the Beneficial Owner of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of the Company (such a person or group, a "20% Owner"), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be and (ii) such corporation shall not be deemed a 20% Owner; or

                  (b) the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least two-thirds of the directors of the Company then serving; or

                  (c) approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a "Reorganization Transaction") which, based on information included in the proxy and other written materials distributed to the Company's stockholders in connection with the solicitation by the Company of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction; or

                  (d) the consummation by the Company of a Reorganization Transaction that for any reason fails to qualify as an Exempt Reorganization Transaction as of the date of such consummation, notwithstanding the fact that such Reorganization Transaction was expected to so qualify as of the date of such stockholder approval.

Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

         2.11. "Change of Control Value" means the Fair Market Value of a Share on the date of a Change of Control.

         2.12. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

         2.13.    "Committee" has the meaning set forth in Article 3.

         2.14. "Common Stock" means the common stock, $0.01 par value, of the Company.

         2.15.    "Company" has the meaning set forth in Section 1.1.

         2.16. "Covered Employee" means a Grantee who, as of the date that the value of an Award is recognizable as taxable income, is one of the group of "covered employees" within the meaning of Code Section 162(m).

         2.17. "Deferred Shares" means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2.

         2.18. "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

         2.19.    "Disqualifying Disposition" has the meaning set forth in
Section 6.4.

         2.20.    "Effective Date" has the meaning set forth in Section 1.1.

         2.21. "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability and (ii) any person performing services for the Company or a Subsidiary in the capacity of a consultant.

         2.22. "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

         2.23. "Excluded Person" means any Person who, along with such Person's Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date, provided that such Person, including such Person's Affiliates and Associates, does not acquire, after the Effective Date hereof, additional Shares in excess of 1% of the then outstanding Shares, exclusive of (i) Shares acquired by such Person and such Person's Affiliates and Associates as a result of stock dividends, stock splits, recapitalizations or similar transactions in which the Company did not receive any consideration for issuing the Shares in question or as a result of repurchases of stock by the Company; (ii) Shares acquired by such Person and such Person's Affiliates and Associates as a result of gifts, devises, bequests and intestate succession; and (iii) Shares acquired by such Person and such Person's Affiliates and Associates as a result of participation by such Person and such Person's Affiliates and Associates in any dividend reinvestment plan, stock option plan or other similar plan or arrangement of the Company.

         2.24. "Exempt Reorganization Transaction" means a Reorganization Transaction which results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 70% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 70% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction.

         2.25. "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, as of any date, (i) the average of the high and low trading prices on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the NASDAQ Stock Market, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

         2.26. "Freestanding SAR" means an SAR that is granted independently of any other Award.

         2.27.    "Grant Date" has the meaning set forth in Section 5.2.

         2.28.    "Grantee" means an individual who has been granted an Award.

         2.29. "Incentive Stock Option" or "ISO" means an option granted under Section 6.4 of the Plan that is intended to meet the requirements of Code
Section 422 or any successor provision thereto.

         2.30. "including" or "includes" mean "including, without limitation," or "includes, without limitation", respectively.

         2.31. "Incumbent Directors" means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 15% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

         2.32. "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

         2.33.    "1987 Plan" means the Company's 1987 Stock Option Plan.

         2.34.    "Option" means an option granted under Article 6 of the Plan.

         2.35. "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

         2.36. "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

         2.37. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

         2.38.    "Performance Period" has the meaning set forth in Section 9.2.

         2.39. "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

         2.40. "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

         2.41.    "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.42.    "Plan" has the meaning set forth in Section 1.1.

         2.43.    "Pre-Amendment Plan" shall have the meaning set forth in
Section 4.1 hereof.

         2.44.    "Reload Option" has the meaning set forth in Section 6.5.

         2.45.    "Reorganization Transaction" has the meaning set forth in
Section 2.10(c).

         2.46.    "Required Withholding" has the meaning set forth in Article
16.

         2.47. "Restricted Shares" means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

         2.48. "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.

         2.49.    "SAR" means a stock appreciation right.

         2.50. "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

         2.51. "Section" means, unless the context otherwise requires, a Section of the Plan.

         2.52. "Section 16 Person" means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

         2.53.    "Share" means a share of Common Stock.

         2.54. "Strike Price" of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement; provided further that any SAR granted as a Substitute Award pursuant to Section 14.3 may be granted at such Strike Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 14.3.

         2.55. "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition and for all other purposes), with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

         2.56.    "Substitute Award" has the meaning set forth in Section 6.3.

         2.57. "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

         2.58. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

         2.59. "10% Owner" means a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

         2.60. "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee or consultant, or with respect to an individual who is an employee of, or consultant to, a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

         2.61. "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

ARTICLE 3.      ADMINISTRATION

         3.1. Committee. Subject to Article 15, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan ("Plan Committee"). To the extent the Board considers it desirable for transactions relating to Awards to qualify for an exemption under Rule 16b-3 or meet the Performance-Based Exception, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" as defined for purposes of the regulations under Code Section 162(m) or as "non-employee directors" within the meaning of Rule 16b-3, as applicable. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect. Any references herein to "Committee" are references to the Board or the Plan Committee, as applicable.

         3.2. Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

                  (a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit, or Performance Share or Cash-Based Award, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

                  (b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

                  (c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

                  (d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

                  (e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (i) does not adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

                  (f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

                  (g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

                  (h) subject to Sections 1.3, 5.3 and 6.4, to extend the time during which any Award or group of Awards may be exercised;

                  (i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

                  (j) to delegate to the Chief Executive Officer of the Company the power to grant Options and Restricted Shares from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee; provided that no such grants shall be made to individuals who are then Section 16 Persons;

                  (k) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

                  (l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

                  (m) to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

ARTICLE 4.      SHARES SUBJECT TO THE PLAN

         4.1. Number of Shares Available. Subject to Section 4.3 and to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is the sum of (a) one and one-half million (1,500,000) Shares, (b) the four million (4,000,000) Shares previously reserved for delivery under this Plan immediately prior to this Amendment (the "Pre-Amendment Plan") reduced by the number of Shares issued pursuant to Awards under such Pre-Amendment Plan, and (c) Shares reserved for delivery and subject to outstanding Awards under the 1987 Plan to the extent such Awards are forfeited, terminated or settled without issuance of all of the Shares subject to issuance under such Award; provided that if any Shares (whether subject to or received pursuant to an Award granted under this or any other Plan, purchased on the open-market or otherwise obtained) are withheld or applied as payment by the Company in connection with the exercise of an Award hereunder, or the withholding of taxes related thereto, such Shares shall reduce the number of Shares treated as issued under this Plan. The Committee may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

         4.2. Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

         4.3. Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders of the Company approve a change in the general performance measures set forth in this Section 4.3 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

                  (a) Earnings (either in the aggregate or on a per-share basis);

                  (b) Net income;

                  (c) Operating income;

                  (d) Return measures (including return on assets, investments, equity, or gross sales);

                  (e) Shareholder returns (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time), share price or share price appreciation;

                  (f) Cash flow;

                  (g) Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

                  (h) Gross revenues;

                  (i) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

                  (j) Net economic value; or

                  (k) Market share with respect to specific designated products or product groups;

provided that Sections (a)-(f) may be measured on a pre- or post-tax basis and provided further, that the Committee may, on the Grant Date of an Award intended to comply with the requirements of Section 162(m) of the Code and, in the case of other grants, at any time, provide that the formula for any Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee, however, shall retain the discretion to adjust such Awards to Covered Employees downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

         4.4.     Compliance with Section 162(m) of the Code.

         (a) Section 162(m) Compliance. At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan shall to the extent provided by the Committee comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the plan, then compliance with Section 162(m) of the Code will not be required; provided further that to the extent Section 162 (m) or the regulations thereunder require periodic shareholder approval of such performance measures such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.4, make any adjustments to such Awards or otherwise it deems appropriate.

         (b) Section 162(m) Maximum Individual Limits. Subject to adjustment as provided in Section 4.2, the maximum number of Shares (including as Shares, a number of Shares equal to the number of SARs granted) for which Awards (other than ASO Options, Performance Units and Cash-Based Awards) may be granted to any Grantee in any calendar year shall not exceed 2,000,000 and the number of Shares for which ASO Options may be granted to any Grantee in any calendar year shall not exceed 4,000,000. The maximum value of Performance Units and Cash-Based Awards granted to any Grantee hereunder in any calendar year shall not exceed 300% of such Grantee's salary in effect as of the date of the grant or the establishment of the Award. Maximum Limits under this Section 4.4(b) shall be calculated in accordance with Treasury Regulation ss.1.162-27(e)(2)(vi)(B).

ARTICLE 5.      ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

         5.1. Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

         5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

         5.3. Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

         5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

         5.5. Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

         5.6. Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Committee pursuant to Section 3.2), and subject to the provisions of Section 14.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

                  (a) For Cause. If a Grantee has a Termination of Affiliation for Cause:

                           (i) the Grantee's Restricted Shares and Deferred
                  Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

                           (ii) the Grantee's Deferred Shares that were vested
                  immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

                           (iii) any unexercised Option, ISO or SAR, and any
                  Performance Share, Performance Unit or Cash-Based Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

                  (b) On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability:

                           (i) the Grantee's Restricted Shares that were
                  forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

                           (ii) the Grantee's Deferred Shares that were
                  forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, unless otherwise provided in an Award Agreement, promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

                           (iii) any unexercised Option, ISO or SAR, whether or
                  not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, at any time after such Termination of Affiliation (but in either case only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option, ISO or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 11; and

                           (iv) the benefit payable with respect to any
                  Performance Share, Performance Unit or Cash-Based Awards with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

                                    (1) a fraction, the numerator of which is
                           the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

                                    (2) a percentage determined by the Committee
                           that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period.

                  (c) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, then:

                           (i) the Grantee's Restricted Shares and Deferred
                  Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

                           (ii) the Grantee's Deferred Shares that were not
                  forfeitable immediately before such Termination of Affiliation shall, unless otherwise provided in an Award Agreement, promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Deferred Shares;

                           (iii) any unexercised Option, ISO or SAR, to the
                  extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for three months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option, ISO or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or
                  (B) the Grantee's beneficiary designated in accordance with
                  Article 11; and

                           (iv) any Performance Shares, Performance Units or
                  Cash-Based Award with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

         5.7.     Nontransferability of Awards.

                  (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder.

                  (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award (other than an Incentive

         Stock Option) to (i) a spouse, sibling, parent or lineal descendant (including a lineal descendant by adoption) (any of the foregoing, an "Immediate Family Member") of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members, or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.

ARTICLE 6.      STOCK OPTIONS

         6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

         6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

         6.3. Option Price. The Option Price of an Option under this Plan shall be determined by the Committee, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option granted as a Substitute Award pursuant to Section 14.3 may be granted at such Option Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 14.3.

         6.4. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may designate that such Option shall be as an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option or ISO shall, to the extent required by Section 422 of the Code:

                  (a) if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

                  (b) be exercisable for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

                  (c) not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit") and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as an Option that is not an ISO.

                  (d) be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

                  (e) by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, in any manner permitted by the Plan and specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

        Any Option designated as an Incentive Stock Option shall also require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition.

        Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

         6.5. Grant of ASO Options. The Committee may in connection with the grant of an Option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option ("Exercised Option") and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 4, an additional option (an "ASO Option" or a "Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements. 6.6. Conditions on ASO Options. ASO Options shall be subject to the following terms and conditions:

                  (a) the Grant Date for each ASO Option shall be the date of exercise of the Exercised Option to which it relates;

                  (b) subject to Section 6.6(c), the ASO Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

                  (c) the terms of the ASO Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the ASO Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the ASO Option.

         6.7. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

                  (a) Mature Shares, valued at their Fair Market Value on the date of exercise;

                  (b) Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

                  (c) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

ARTICLE 7.      STOCK APPRECIATION RIGHTS

         7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.

         7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and
(iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

         7.3. Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

                  (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price;

by

                  (b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

ARTICLE 8.      RESTRICTED SHARES

         8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

         8.2. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

         8.3. Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

         8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of
(i) the amount paid by the Grantee for
such Restricted Shares, or (ii) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

         8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (i) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or
(ii) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

ARTICLE 9.      PERFORMANCE UNITS, PERFORMANCE SHARES AND CASH-BASED AWARDS

         9.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units, Performance Shares or Cash-Based Awards may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares or Cash-Based Awards that will be paid out to the Grantee. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

         9.3. Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive a payout based on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

         If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

         9.4. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units, Performance Shares or Cash-Based Awards in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

ARTICLE 10.     BONUS SHARES AND DEFERRED SHARES

         10.1. Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

         10.2. Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

ARTICLE 11.     BENEFICIARY DESIGNATION

        Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

ARTICLE 12.     DEFERRALS

        The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Cash-Based Awards, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals.

ARTICLE 13.     RIGHTS OF EMPLOYEES AND CONSULTANTS

         13.1. No Right to Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment or consultancy at any time, nor confer upon any Grantee the right to continue in the employ or as consultant of the Company.

         13.2. No Right to Participation. No employee or consultant shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14.     CHANGE OF CONTROL AND CERTAIN CORPORATE TRANSACTIONS

         14.1. Change of Control. Except as otherwise provided in a Grantee's Award Agreement, if a Change of Control occurs, then:

                  (a) the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

                  (b) the Grantee's Deferred Shares that were forfeitable shall thereupon become nonforfeitable and the Company shall immediately settle all Deferred Shares, whether or not forfeitable, by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

                  (c) any unexercised Option, ISO or SAR, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part; and

                  (d) the Company shall immediately pay to the Grantee, with respect to any Performance Share, Performance Unit or Cash-Based Award with respect to which the Performance Period has not ended as of the date of such Change of Control, a cash payment equal to the product of
         (A) in the case of a Performance Share, the Change of Control Value,
         (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, or (c) in the case of a Cash-Based Award, the value of the Cash-Based Award or the value of the Performance Unit specified in the Award Agreement as applicable, multiplied successively by each of the following:

                           (i) a fraction, the numerator of which is the number
                  of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Change of Control and the denominator of which is the number of whole and partial months in the Performance Period; and

                           (ii) a percentage equal to a greater of (x) the
                  target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Performance Period.

         14.2.    Pooling of Interests Accounting. If the Committee determines:

                  (a) that the consummation of a sale or merger of the Company (a "Closing") is reasonably likely to occur but for the circumstances described in this Section;

                  (b) that, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, the grant of any Award or exercise of some or all outstanding Options or SARs would preclude the use of pooling of interests accounting ("pooling") after the Closing; and

                  (c) the preclusion of pooling can reasonably be expected to have a material adverse effect on the terms of such sale or merger or on the likelihood of a Closing (a "Pooling Material Adverse Effect"),

then the Committee may:

                           (i) make adjustments to such Options, ISOs, SARs or
                  other Awards (including the substitution, effective upon such Closing, of Options, ISOs, SARs or other Awards denominated in shares or other equity securities of another party to such proposed sale or merger transaction) prior to the Closing so as to permit pooling after the Closing,

                           (ii) cause the Company to pay the benefits
                  attributable to such Options, ISOs, SARs or other Awards (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options, ISOs or SARs and the Option Price or Strike Price applicable thereto, but also the additional value of such Options, ISOs or SARs in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling; or

                           (iii) provided that the Committee has determined,
                  based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, that no reasonable alternative is available to the Company to prevent such a Pooling Material Adverse Effect, cancel any or all such Options, ISOs, SARs or other Awards without the consent of any affected Grantee.

         14.3. Substituting Awards in Certain Corporate Transactions. In connection with the Company's acquisition, however effected, of another corporation or entity (the "Acquired Entity") or the assets thereof, the Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such Acquired Entity ("Acquired Entity Award") held by such Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

ARTICLE 15.     AMENDMENT, MODIFICATION, AND TERMINATION

         15.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders.

         15.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of the Performance-Based Exception.

         15.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, provided that to the extent any Award shall be adversely affected by any amendment or restatement to the Plan, the provisions of the Plan in effect as of the date of Grant of such Award shall prevail.

ARTICLE 16.       WITHHOLDING

         16.1.    Withholding

                  (a) Mandatory Tax Withholding.

                           (i) Whenever under the Plan, Shares are to be
                  delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (x) that the Grantee remit an amount in cash, or if determined by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (y) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (z) any combination of the foregoing.

                           (ii) Any Grantee who makes a Disqualifying
                  Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

                  (b) Elective Share Withholding.

                           (i) Subject to subsection 16.1(b)(ii), a Grantee may
                  elect the withholding ("Share Withholding") by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a "Taxable Event") having a Fair Market Value equal to (x) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (y) with the

                  Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

                           (ii) Each Share Withholding election shall be subject
                  to the following conditions:

                                    (1) any Grantee's election shall be subject
                           to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                                    (2) the Grantee's election must be made on
                           or before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

                                    (3) the Grantee's election shall be
                           irrevocable.

         16.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

ARTICLE 17.     ADDITIONAL PROVISIONS

         17.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

         17.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         17.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         17.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

         17.5.    Securities Law Compliance.

                  (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

                  (b) If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

         17.6. No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Committee at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may provide for payment of interest on deferred cash dividends.

         17.7. Nature of Payments. Awards (other than Cash-Based Awards) shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under
(a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

         17.8. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Alabama other than its laws respecting choice of law.

                              RUSSELL CORPORATION
                            Alexander City, Alabama

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - April 19, 2000 (This Proxy is solicited by the Board of Directors of the Company)

         The undersigned shareholder of Russell Corporation (the "Company") hereby appoints C.V. Nalley III and John A. White, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Russell Corporation to be held at the general offices of the Company in Alexander City, Alabama, on April 19, 2000 at 11:00 a.m., Central Daylight Time, or any adjournment thereof:

1. ELECTION OF DIRECTORS - For terms expiring with the Annual Meeting of Shareholders in 2003: John F. Ward, Eric N. Hoyle, Benjamin Russell, Margaret M. Porter

     [ ] FOR all nominees above (except as marked to the contrary)

     [ ] WITHHOLD AUTHORITY to vote for all nominees above

     INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

2.   PROPOSAL TO APPROVE THE RUSSELL CORPORATION 2000 EMPLOYEE STOCK PURCHASE
     PLAN

     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN WITH RESPECT TO

     proposal to approve the Russell Corporation 2000 Employee Stock Purchase Plan as described in the Proxy Statement of the Company dated March 16, 2000.

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1993 EXECUTIVE LONG-TERM INCENTIVE PLAN

     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN WITH RESPECT TO

     proposal to approve the amended and restated 1993 Executive Long-Term Incentive Plan as described in the Proxy Statement of the Company dated March 16, 2000.
                                    (over)

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, FOR THE PROPOSAL TO
                                                          ---
APPROVE THE RUSSELL CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE
                                                                      ---
PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1993 EXECUTIVE LONG-TERM INCENTIVE PLAN.

                                       PLEASE DATE AND SIGN EXACTLY AS NAME
                                  APPEARS ON THIS PROXY. IF SHARES ARE HELD
                                  JOINTLY, EACH SHAREHOLDER SHOULD SIGN.
                                  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.
                                  SHOULD USE FULL TITLE AND, IF MORE THAN ONE,
                                  ALL SHOULD SIGN. IF THE SHAREHOLDER IS A
                                  CORPORATION, PLEASE SIGN FULL CORPORATE
                                  NAME BY AN AUTHORIZED OFFICER.


                                  ---------------------------------------------
                                          SIGNATURE(S) OF SHAREHOLDER(S)


                                  ---------------------------------------------


                                  DATED                                  , 2000
                                        ---------------------------------